Exhibit 4.5

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                         CREDIT FACILITY PROVIDING FOR A

                            SENIOR SECURED TERM LOAN

                             OF UP TO US$154,000,000

                             TO BE MADE AVAILABLE TO

                                TOP TANKERS INC.,
                                  as Borrower,

                                       BY

                                HSH NORDBANK AG,
                       Acting through its Hamburg Branch,
      as Arranger, Underwriter, Administrative Agent and Security Trustee,

                    and the Banks and Financial Institutions
                      identified on Schedule 1, as Lenders

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                        Date of Closing: November 7, 2005

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CONTENTS

                                                                            PAGE
                                                                            ----

1.    DEFINITIONS..............................................................1
      1.1   Specific Definitions...............................................1
      1.2   Computation of Time Periods; Other Definitional Provisions........14
      1.3   Accounting Terms..................................................14
      1.4   Certain Matters Regarding Materiality.............................14
      1.5   Forms of Documents................................................14
2.    REPRESENTATIONS AND WARRANTIES..........................................15
      2.1   Representations and Warranties....................................15
            (a)   Due Organization and Power..................................15
            (b)   Authorization and Consents..................................15
            (c)   Binding Obligations.........................................15
            (d)   No Violation................................................15
            (e)   Filings; Stamp Taxes........................................15
            (f)   Litigation..................................................16
            (g)   No Default..................................................16
            (h)   Vessels.....................................................16
            (i)   Insurance...................................................16
            (j)   Financial Information.......................................16
            (k)   Tax Returns.................................................16
            (l)   Chief Executive Office......................................17
            (m)   Foreign Trade Control Regulations...........................17
            (n)   Equity Ownership............................................17
            (o)   Environmental Matters and Claims............................17
            (p)   Compliance with ISM Code, the ISPS Code and the MTSA........18
            (q)   No Threatened Withdrawal of DOC, ISSC or SMC................18
            (r)   Liens.......................................................18
            (s)   Financial Indebtedness......................................18
            (t)   No Proceedings to Dissolve..................................18
            (u)   Solvency....................................................18
            (v)   Pari Passu Ranking..........................................18
            (w)   Taxes on Payments...........................................19
            (x)   Jurisdiction/Governing Law..................................19
            (y)   Charters....................................................19
            (z)   Compliance with Laws........................................19
            (aa)  Survival....................................................19
3.    THE ADVANCES............................................................19
      3.1   (a) Purposes......................................................19
            (b)   Making of the Advances......................................19
      3.2   Drawdown Notice...................................................20
      3.3   Effect of Drawdown Notice.........................................20
      3.4   Notation of Advances..............................................20
4.    CONDITIONS..............................................................21
      4.1   Conditions Precedent to the Initial Advance.......................21
            (a)   Corporate Authority.........................................21
            (b)   The Credit Facility Agreement and the Note..................21
            (c)   Guarantor Documents.........................................22
            (d)   Guarantor Solvency..........................................22
            (e)   Approved Manager Documents..................................22
            (f)   Environmental Claims........................................22
            (g)   Fees........................................................22
            (h)   Accounts....................................................22
            (i)   Compliance Certificate......................................22
            (j)   Vessel Appraisal and Inspection.............................22
            (k)   Money Laundering Due Diligence..............................22
            (l)   Legal Opinions..............................................23
      4.2   Conditions Precedent re Delivery Advances.........................23
            (a)   The Vessels.................................................23
            (b)   Vessel Documents............................................23
            (c)   Additional Documents........................................24
            (d)   Vessel Liens................................................24
            (e)   ISM DOC.....................................................24
            (f)   Process Agent...............................................24
            (g)   Legal Opinions..............................................24
      4.3   Further Conditions Precedent......................................25
            (a)   Drawdown Notice.............................................25
            (b)   Representations and Warranties..............................25
            (c)   No Event of Default.........................................25
            (d)   No Change in Laws...........................................25
            (e)   No Material Adverse Effect..................................25
      4.4   Breakfunding Costs................................................25
      4.5   Satisfaction after Drawdown.......................................25
5.    REPAYMENT AND PREPAYMENT................................................25
      5.1   Repayment.........................................................25
      5.2   Voluntary Prepayment; No Re-Borrowing.............................26
      5.3   Mandatory Prepayment..............................................26
      5.4   Interest and Costs with Prepayments/Application of Prepayments....26
6.    INTEREST AND RATE.......................................................26
      6.1   Applicable Rate...................................................26
      6.2   Default Rate......................................................27
      6.3   Interest Periods..................................................27
      6.4   Interest Payments.................................................27
7.    PAYMENTS................................................................27
      7.1   Place of Payments, No Set Off.....................................27
      7.2   Tax Credits.......................................................28
      7.3   Sharing of Setoffs................................................28
      7.4   Computations; Banking Days.  (a)..................................28
8.    EVENTS OF DEFAULT.......................................................28
      8.1   Events of Default.................................................28
            (a)   Non-Payment of Principal....................................28
            (b)   Non-Payment of Interest or Other Amounts....................29
            (c)   Representations.............................................29
            (d)   Impossibility; Illegality...................................29
            (e)   Mortgage....................................................29
            (f)   Covenants...................................................29
            (g)   Debt........................................................29
            (h)   Ownership of Guarantors.....................................29
            (i)   Bankruptcy..................................................29
            (j)   Termination of Operations; Sale of Assets...................30
            (k)   Judgments...................................................30
            (l)   Inability to Pay Debts......................................30
            (m)   Change in Financial Position................................30
            (n)   Change in Control...........................................30
            (o)   Cross-Default...............................................30
      8.2   Indemnification...................................................31
      8.3   Application of Moneys.............................................31
9.    COVENANTS...............................................................31
      9.1   Affirmative Covenants.............................................31
            (a)   Performance of Agreements...................................31
            (b)   Notice of Default, etc......................................32
            (c)   Obtain Consents.............................................32
            (d)   Financial Information.......................................32
            (e)   Vessel Valuations...........................................33
            (f)   Corporate Existence.........................................33
            (g)   Books and Records...........................................33
            (h)   Taxes and Assessments.......................................33
            (i)   Inspection..................................................33
            (j)   Inspection and Survey Reports...............................34
            (k)   Compliance with Statutes, Agreements, etc...................34
            (l)   Environmental Matters.......................................34
            (m)   Vessel Management...........................................34
            (n)   ISM Code, ISPS Code and MTSA Matters........................34
            (o)   Brokerage Commissions, etc..................................34
            (p)   Deposit Accounts; Assignment................................35
            (q)   Insurance...................................................35
            (r)   Interest Rate Agreements....................................35
      9.2   Negative Covenants................................................35
            (a)   Liens.......................................................35
            (b)   Debt........................................................35
            (c)   Change of Flag, Class, Management or Ownership..............36
            (d)   Chartering..................................................36
            (e)   Change in Business..........................................36
            (f)   Sale or Pledge of Shares....................................36
            (g)   Sale of Assets..............................................36
            (h)   Changes in Offices..........................................36
            (i)   Consolidation and Merger....................................36
            (j)   Change Fiscal Year..........................................36
            (k)   Limitations on Ability to Make Distributions................36
            (l)   Use of Corporate Funds......................................36
            (m)   Issuance of Shares..........................................37
            (n)   No Money Laundering.........................................37
            (o)   Accounts....................................................37
            (p)   Use of Proceeds.............................................37
            (q)   Borrowers Chief Executive Officer...........................37
      9.3   Financial Covenants...............................................37
            (a)   Adjusted Net Worth..........................................37
            (b)   EBITDA to Fixed Charges.....................................37
            (c)   Minimum Liquidity...........................................37
      9.4   Asset Maintenance.................................................37
10.   ASSIGNMENT..............................................................38
11.   ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.......................38
      11.1  Illegality........................................................38
      11.2  Increased Costs...................................................38
      11.3  Nonavailability of Funds..........................................39
      11.4  Lender's Certificate Conclusive...................................40
      11.5  Compensation for Losses...........................................40
12.   CURRENCY INDEMNITY......................................................40
      12.1  Currency Conversion...............................................40
      12.2  Change in Exchange Rate...........................................40
      12.3  Additional Debt Due...............................................40
      12.4  Rate of Exchange..................................................40
13.   FEES AND EXPENSES.......................................................40
      13.1  Fees..............................................................40
      13.2  Expenses..........................................................41
14.   APPLICABLE LAW, JURISDICTION AND WAIVER.................................41
      14.1  Applicable Law....................................................41
      14.2  Jurisdiction......................................................41
      14.3  WAIVER OF JURY TRIAL..............................................42
15.   THE AGENTS..............................................................42
      15.1  Appointment of Agents.............................................42
      15.2  Security Trustee as Trustee.......................................42
      15.3  Distribution of Payments..........................................42
      15.4  Holder of Interest in Note........................................42
      15.5  No Duty to Examine, Etc...........................................42
      15.6  Agents as Lenders.................................................43
      15.7  Acts of the Agents................................................43
      15.8  Certain Amendments................................................43
      15.9  Assumption re Event of Default....................................44
      15.10 Limitations of Liability..........................................44
      15.11 Indemnification of the Agents.....................................44
      15.12 Consultation with Counsel.........................................45
      15.13 Resignation.......................................................45
      15.14 Representations of Lenders........................................45
      15.15 Notification of Event of Default..................................45
      15.16 No Agency or Trusteeship if not Syndicated........................45
      15.17 Nature of Duties..................................................45
      15.18 Delegation of Power...............................................46
16.   NOTICES AND DEMANDS.....................................................46
      16.1  Notices...........................................................46
17.   MISCELLANEOUS...........................................................46
      17.1  Time of Essence...................................................46
      17.2  Unenforceable, etc., Provisions-Effect............................46
      17.3  References........................................................47
      17.4  Further Assurances................................................47
      17.5  Prior Agreements, Merger..........................................47
      17.6  Entire Agreement; Amendments......................................47
      17.7  Indemnification...................................................47
      17.8  Headings..........................................................48
      17.9  WAIVER OF IMMUNITY................................................48

SCHEDULE
--------

     1    The Lenders and the Initial Commitments
     2    The Guarantors and Vessels
     3    Financial Indebtedness

EXHIBITS

     A    Form of Note
     B    Form of Guaranty
     C-1  Form of Borrower Account Pledge
     C-2  Form of Guarantor Account Pledge
     D    Form of Mortgage
     E    Form of Earnings Assignment
     F    Form of Insurances Assignment
     G    Form of Assignment and Assumption Agreement
     H    Form of Compliance Certificate
     I    Form of Drawdown Notice
     J    Form of Interest Notice
     K    Form of Approved Manager's Undertaking

                      SENIOR SECURED TERM CREDIT FACILITY
                      -----------------------------------

THIS SENIOR SECURED TERM CREDIT FACILITY AGREEMENT (this "Credit Facility Agreement") is made as of the 7th day of November, 2005, by and among (1) TOP TANKERS INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the "Borrower"), (2) the banks and financial institutions listed on Schedule 1, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 10, the "Lenders") and (3) HSH NORDBANK AG, acting through its Hamburg Branch ("HSH"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as security trustee for the Lenders (in such capacity, the "Security Trustee").

                                WITNESSETH THAT:
                                ---------------

WHEREAS, at the request of the Borrower, the Administrative Agent has agreed to serve in such capacity under the terms of this Credit Facility Agreement and the Lenders have agreed to provide to the Borrower a senior secured credit facility for a term loan to be made available in two tranches in the lesser amount of US$ 154,000,000 or 65% of the Fair Market Value of the Vessels, as defined below, to assist the Guarantors to partly finance the acquisition of the Vessels for a purchase price of not more than US$ 236,600,000;

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1. DEFINITIONS

1.1 Specific Definitions. In this Credit Facility Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Acceptable Accounting Firm"   means Ernst & Young, or such other recognized
                               international accounting firm as shall be approved by the Administrative Agent, such approval not to be unreasonably withheld;

"Account Pledge(s)"            means each of the pledge agreements to be
                               executed by the Guarantors in favor of the Security Trustee in respect of the Earnings
                               Accounts and the pledge agreement to be executed by the Borrower in favor of the Security Trustee and the Lenders in respect of the Retention
                               Account, each pursuant to Section 4.1(h), and substantially in the forms set out in Exhibit C-1 and Exhibit C-2;

"Accounting Period"            means each consecutive period of three months
                               falling during the period (ending on the last day in March, June, September and December of each year) for which quarterly accounting information is required to be provided to the Administrative
                               Agent hereunder;

"Adjusted Net Worth"           means, measured at the end of an Accounting
                               Period, the amount of Total Assets (as adjusted to include the aggregate Fair Market Value of each of the vessels owned by the Borrower and each of its Subsidiaries) less Consolidated Debt as stated in then most recent accounting information delivered to the Administrative Agent hereunder;

"Administrative Agent"         shall have the meaning ascribed thereto in the
                               preamble;

"Advance(s)"                   means any amount advanced to the Borrower with
                               respect to the Facility or (as the context may require) the aggregate amount of all such Advances for the time being outstanding, such term to include all of the Advances A and Advances B;

"Advance(s) A"                 means each of the four (4) Advances to be made
                               available under Tranche A, each Advance not to exceed 55% of the Fair Market Value of the relevant Vessel;

"Advance(s) B"                 means each of the four (4) Advances to be made
                               available under Tranche B, each Advance not to exceed 10% of the Fair Market Value of the relevant Vessel;

"Affiliate"                    means with respect to any Person, any other
                               Person directly or indirectly controlled by or under common control with such Person. For the purposes of this definition, "control"
                               (including, with correlative meanings, the terms
                               "controlled by" and "under common control with") as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

"Agents" means each of the Administrative Agent and the Security Trustee;

"Applicable Rate"              means any rate of interest applicable to the
                               Facility from time to time pursuant to Section
                               6.1;

"Approved Manager"             means a direct or indirect wholly-owned
                               subsidiary of the Borrower or any other company approved by the Lenders from time to time as the manager of a Vessel, which approval shall not unreasonably be withheld;

"Approved Manager's
Undertaking(s)"                means each of the undertakings made or to be made
                               by an Approved Manager in favor of the Lenders in respect of a Vessel, substantially in the form set out in Exhibit K;

"Assigned Moneys"              means sums assigned to or received by the Agents
                               pursuant to any Security Document;

"Assignment and Assumption
Agreement(s)"                  means the Assignment and Assumption Agreement(s)
                               executed pursuant to Section 10 substantially in the form set out in Exhibit G;

"Assignment Notices"           means:

                               (i)  notices with respect to the Earnings
                                    Assignments substantially in the form set out in Exhibit 1 thereto; and

                               (ii) notices with respect to the Insurances
                                    Assignments substantially in the form set out in Exhibit 3 thereto;

"Assignments"                  means the Earnings Assignments and the Insurances
                               Assignments;

"Banking Day(s)"               means day(s) on which banks are open for the
                               transaction of business in London, England, New
                               York, New York (United States of America),
                               Piraeus, Greece and Hamburg, Germany;

"Borrower"                     shall have the meaning ascribed thereto in the
                               preamble;

"Change of Control"            means (a) any "person" (as such term is used in
                               Sections 13(d) and 14(d) of the Exchange Act), other than a member of the immediate family of Evangelos Pistiolis, becomes the beneficial owner
                               (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power or ownership interest of the Borrower or (b) the Board of Directors of the Borrower ceases to consist of a majority of the directors existing on the date hereof or directors nominated by at least two-thirds (2/3) of the then existing directors;

"Charterer(s)"                 shall mean any bareboat charterer or time
                               charterer who has entered into a Charter Party
                               Agreement with any of the Guarantors;

"Charter Party Agreement(s)"   shall mean any bareboat charter agreement or any
                               time charter agreement with any of the
                               Guarantors, having a duration of longer than eleven (11) months;

"Classification Society"       means Lloyd's Register or any other member of the
                               International Association of Classification
                               Societies, as approved by the Administrative
                               Agent, with whom any of the Vessels are entered and who conducted periodic physical surveys and/or inspections of any of the Vessels;

"CLO"                          shall have the meaning ascribed thereto in
                               Section 10;

"Code" means the Internal Revenue Code of 1986, as amended, and any successor statute and regulation promulgated thereunder;

"Collateral"                   means all property or other assets, real or
                               personal, tangible or intangible, whether now owned or hereafter acquired in which any Agent or any Lender has been granted a security interest pursuant to a Security Document;

"Commitment(s)"                means in relation to a Lender, the portion of the
                               Facility set out opposite its name in Schedule 1 or, as the case may be, as reduced by or set out in any relevant Assignment and Assumption
                               Agreement, as such amount shall be reduced from time to time pursuant to Section 5;

"Commitment Fee"               shall have the meaning ascribed thereto in
                               Section 13.1;

"Commitment Termination
Date"                          shall mean December 31, 2005;

"Compliance Certificate"       means a certificate certifying the compliance by
                               the Borrower and/or each of the Guarantors, as the case may be, with all of its respective covenants contained herein and showing the calculations thereof in reasonable detail, executed and delivered by the chief financial officer of the Borrower to the Administrative
                               Agent from time to time pursuant to Section
                               9.1(d) in the form set out in Exhibit H, or in such other form as the Administrative Agent may agree;

"Consent and Agreement"        means the consent and agreement relating to this
                               Credit Facility Agreement to be executed by each of the Guarantors in the form attached hereto;

"Consolidated Debt"            means, measured at the end of an Accounting
                               Period for the Borrower and its Subsidiaries on a consolidated basis, the aggregate amount of Debt due by the Security Parties as stated in the then most recent accounting information delivered to the Administrative Agent hereunder;

"Consolidated Financial
Indebtedness"                  means, measured at the end of each Accounting
                               Period, the aggregate amount of Financial
                               Indebtedness (including current maturities) of the Borrower and its Subsidiaries on a consolidated basis as stated in the then most recent accounting information delivered to the Administrative Agent hereunder;

"Credit Facility Agreement"    means this agreement, as the same shall be
                               amended, modified or supplemented from time to time;

"Current Assets"               means, measured at the end of each Accounting
                               Period, the aggregate of the cash and marketable securities, trade and other receivables of the Borrower and its Subsidiaries on a consolidated basis from persons which can be realized within one year, inventories and prepaid expenses which are to be charged to income within one year less any doubtful debts and any discounts or allowances given as stated in the then most recent accounting information delivered to the Administrative Agent hereunder;

"Debt" means, in relation to the Borrower and its Subsidiaries (the "debtor"): (a) Financial Indebtedness of the debtor; (b) liability for any credit to the debtor from a supplier of goods or services or under any installment purchase or payment plan or similar arrangement; (c) contingent liabilities of the debtor (including without limitation any taxes or other payments under dispute) which have been or, under GAAP, should be recorded in the notes to the accounting information; (d) deferred tax of the debtor; and
                               (e) liability under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person who is not a Security Party which would fall within (a) to (d) if the references to the debtor referred to the other Person;

"Default Rate"                 shall have the meaning ascribed thereto in
                               Section 6.2;

"Delivery Advance"             means with respect to each Tranche, the Advance
                               to be made to the Borrower in respect of the delivery of the Vessel to which such Tranche relates;

"Delivery Date"                means with respect to each Vessel the date on
                               which Vessel is delivered to the respective
                               Guarantor;

"DOC" means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Dollars" and the sign "$"     means the legal currency, at any relevant time
                               hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing
                               House Interbank Payments System (or such other
                               Dollar funds as may be determined by the Administrative Agent to be customary for the settlement in New York City of banking transactions of the type herein involved);

"Drawdown Date(s)"             means the dates, each being a Banking Day, upon
                               which the Borrower has requested that an Advance be made available to the Borrower, and such Advance is made, as provided in Section 3;
                               provided, that no Drawdown Date shall occur after the Commitment Termination Date;

"Drawdown Notice"              shall have the meaning ascribed thereto in
                               Section 3.2;

"EBITDA" means, in respect of an Accounting Period, the aggregate amount of consolidated pre-tax profits of the Borrower and its Subsidiaries before extraordinary or exceptional items, depreciation, interest, rentals under finance leases and similar charges payable as stated in the then most recent accounting information;

"Earnings Account"             shall have the meaning ascribed thereto in
                               Section 4.1(h);

"Earnings Assignment(s)"       Means the assignments in respect of the earnings
                               of each Vessel from any and all sources, to be executed by the relevant Guarantor in favor of the Security Trustee pursuant to Section 4.2(b), substantially in the form set out in Exhibit E;

"Environmental Affiliate(s)"   means any person or entity, the liability of
                               which for Environmental Claims any Security Party or Subsidiary of any Security Party may have assumed by contract or operation of law;

"Environmental Approval(s)"    shall have the meaning ascribed thereto in
                               Section 2.1(o);

"Environmental Claim(s)"       shall have the meaning ascribed thereto in
                               Section 2.1(o);

"Environmental Law(s)"         shall have the meaning ascribed thereto in
                               Section 2.1(o);

"Event(s) of Default"          means any of the events set out in Section 8.1;

"Exchange Act"                 shall mean the Securities and Exchange Act of
                               1934, as amended;

"Facility"                     means the term loan facility to be made available
                               by the Lenders to the Borrower hereunder in two
                               Tranches, each comprised of four (4) Advances, pursuant to Section 3; and being, in the aggregate, no more than the lesser of (i) One
                               Hundred Fifty Four Million Dollars ($154,000,000) or (ii) sixty-five percent (65%) of the Fair
                               Market Value of the Vessels;

"Fair Market Value"            means in relation to a Vessel, her sale value
                               (determined as the average of two valuations prior to the Drawdown Date, and thereafter one valuation with the annual financial statements and one valuation with the interim financial statements, each of them not older than six weeks from any of Simpson, Spence and Young, London, England or Astrup Fearnley A/S, Oslo, Norway or
                               AC Shipping, London, England or R.S. Platou
                               Shipbrokers A/S, Oslo, Norway or Galbraith's
                               Limited, London, England or H. Clarksons & Co.
                               Ltd., London, England) with or without physical inspection (as the Lender may require) in United
                               States Dollars on the basis of the sale of the Vessel (i) for prompt delivery, (ii) for cash,
                               (iii) (A) with or without taking into account charter party for Vessels with charter parties of less than 12 months remaining duration (whichever results in a lower value) or (B) at the value of the relevant Vessel after taking into account the relevant charter party if such charter party has a remaining duration of more than 12 months provided that the charterer is, in the reasonable discretion of the Lender, of acceptable credit quality and (iv) at arm's length on normal commercial terms between a willing seller and a willing buyer. If the two valuations obtained prior to the Drawdown Date differ by a margin of more than fifteen percent (15%) then a third appraiser from the aforementioned firms selected by the Administrative Agent shall make an independent appraisal at the Borrower's expense, and the Fair Market Value of the Vessel shall be considered to be the average of all three valuations obtained;

"Final Tranche A Payment
Date" means, that date which is eight years after the Delivery Date of the last Vessel delivered to the Guarantors, but not later than December 31, 2013;

"Final Tranche B Payment
Date" means, that date which is four years after the Delivery Date of the last Vessel delivered to the Guarantors, but not later than December 31, 2009;

"Financial Indebtedness"       means, in relation to the Borrower and its
                               Subsidiaries (the "debtor"), a liability of the debtor: (a) for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor; (b) under any loan, stock, bond, note or other security issued by the debtor; (c) under any acceptance credit, guarantee or letter of credit facility made available to the debtor; (d) under a financial lease, a deferred purchase consideration arrangement (in each case, other than in respect of assets or services obtained on normal commercial terms in the ordinary course of business) or any other agreement having the commercial effect of a borrowing or raising of money by the debtor; (e) under any foreign exchange transaction, interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or
                               (f) under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

"Fixed Charges"                means, measured at the end of an Accounting
                               Period, the aggregate of Interest Expenses and the portion of Consolidated Financial
                               Indebtedness (other than balloon repayments) plus any payments under bareboat charters in respect of the Borrower and its Subsidiaries falling due during that period, as stated in the then most recent accounting information provided to the Administrative Agent hereunder;

"GAAP"                         shall have the meaning ascribed thereto in
                               Section 1.3;

"Guarantors"                   means each of the Borrower's wholly-owned
                               subsidiaries listed on Schedule 2 hereto;

"Guaranty"                     means the unconditional and irrevocable guaranty
                               to be executed by each of the Guarantors in respect of the obligations of the Borrower under and in connection with this Credit Facility
                               Agreement and the Note in favor of the Security
                               Trustee pursuant to Section 4.l(c), substantially in the set out in form of Exhibit B;

"HSH" shall have the meaning ascribed thereto in the preamble;

"Hull Cover Ratio"             shall mean the ratio, expressed as a percentage,
                               of the Fair Market Value of the Vessels then mortgaged hereunder divided by the outstanding principal amount under Facility;

"Indemnitee"                   shall have the meaning ascribed thereto in
                               Section 17.7;

"Initial Advance"              means the first Advance to be made under the
                               Facility;

"Initial Payment Date"         means the date which is three (3) months after
                               the last Delivery Date, but no later than March
                               31, 2006;

"Insurances Assignment"        means the assignments in respect of the
                               insurances over each of the Vessels to be executed by the relevant Guarantor in favor of the Security Trustee pursuant to Section 4.2(b), substantially in the form set out in Exhibit F;

"Interest Expense"             means, measured at the end of an Accounting
                               Period, the aggregate on a consolidated basis of all interest incurred by the Borrower and its Subsidiaries and any net amounts payable under interest rate hedge agreements, as stated in the then most recent accounting information provided to the Administrative Agent hereunder;

"Interest Notice"              means a notice from the Borrower to the
                               Administrative Agent specifying the duration of any relevant Interest Period, each substantially in the form set out in Exhibit J;

"Interest Payment Date"        means each date on which accrued interest on the
                               Facility shall be payable pursuant to Section
                               6.4;

"Interest Period(s)"           means period(s) of one (1), three (3), six (6) or
                               twelve (12) months as selected by the Borrower, or as otherwise agreed by the Lenders and the Borrower, provided, however, that the Borrower may only select the one (1) month option up to three (3) times per year;

"Interest Rate Agreement"      means any interest rate protection agreement,
                               interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement entered into between the Borrower with the Swap Provider, which is designed to protect the Borrower against fluctuations in interest rates applicable under this Agreement, to or under which the Borrower, the Guarantors or any of the Borrower's
                               Subsidiaries is a party or a beneficiary on the date of this Agreement or becomes a party or a beneficiary hereafter;

"ISM Code"                     means the International Safety Management Code
                               for the Safe Operating of Ships and for Pollution
                               Prevention constituted pursuant to Resolution
                               A.741(18) of the International Maritime
                               Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

"ISPS Code"                    means the International Ship and Port Facility
                               Security Code adopted by the International
                               Maritime Organization (as the same may be amended from time to time);

"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code;

"Lender(s)"                    shall have the meaning ascribed thereto in the
                               preamble;

"LIBOR" means the rate for deposits of Dollars for a period equivalent to the relevant Interest Period at or about 11:00 a.m. (London time) on the second London Banking Day before the first day of such period as displayed on Telerate page 3750 (British Bankers' Association Interest Settlement Rates) (or such other page as may replace such page 3750 on such system or on any other system of the information vendor for the time being designated by the British Bankers' Association to calculate the BBA Interest Settlement Rate (as defined in the British Bankers' Association's Recommended Terms and Conditions ("BBAIRS" terms) dated August 1985)), provided that if on such date no such rate is so displayed for the relevant Interest Period, LIBOR for such period shall be the rate quoted to the Administrative Agent by the Reference Bank at the request of the Administrative Agent as the offered rate for deposits of Dollars in an amount approximately equal to the amount in relation to which LIBOR is to be determined for a period equivalent to the relevant Interest Period to prime banks in the London Interbank Market at or about 11:00 a.m. (London time) on the second Banking Day before the first day of such period;

"Liquid Funds"                 means, measured at the end of an Accounting
                               Period: (a) cash in hand or held with banks or other financial institutions of the Borrower and/or any other Security Party in Dollars or another currency freely convertible into Dollars, which is free of any security interest (other than a permitted security interest and other than ordinary bankers' liens which have not been enforced or become capable of being enforced); or
                               (b) any other short-term financial investments which is free of any Security Interest (other than a permitted security interest), as stated in the then most recent accounting information delivered to the Administrative Agent hereunder;

"Loan-to-Value Ratio"          shall mean the ratio of the aggregate Fair Market
                               Value of the Vessels over the drawn amounts of the Facility;

"Majority Lenders"             means, at any time, Lenders holding an aggregate
                               of more than 60% of the Advances then
                               outstanding;

"Mandatory Costs"              means the cost of complying with any applicable
                               regulatory requirements of any relevant
                               regulatory authority;

"Margin"                       shall mean, in respect of:

                               (a)  Tranche A, in the case the Loan-to-Value is:

                                    (1)  equal to or below 60%, the Margin for
                                         the next 6-month period shall be 0.80%
                                         per annum;

                                    (2)  above 60% but equal or below 70%, the
                                         Margin for the next 6-month period
                                         shall be 0.90% per annum; and

                                    (3)  above 70%, the Margin for the next
                                         12-month period shall be 1.10% per
                                         annum;

                               (b) Tranche B, in case the Loan-to-Value Ratio is:

                                    (1)  equal to or below 65%, the Margin for
                                         the next 6-month period shall be 1.10%
                                         per annum;

                                    (2)  above 65% but equal or below 75%, the
                                         Margin for the next 6-month period
                                         shall be 1.35% per annum; and

                                    (3)  above 75%, the Margin for the next
                                         12-month period shall be 1.60% per
                                         annum;

"Material Adverse Effect"      shall mean a material adverse effect on (i) the
                               ability of the Borrower to repay the Advances or perform any of its obligations hereunder or under the Note, (ii) the ability of any Security Party to perform its obligations under any Security
                               Documents or (iii) the business, property, assets, liabilities, operations, condition
                               (financial or otherwise) or prospects of the Security Parties taken as a whole;

"Minimum Liquidity Amount"     means Five Million Dollars ($5,000,000.00);

"Mortgage(s)"                  means each of the first preferred
                               cross-collateralized ship mortgages on each of the Vessels, to be executed under the laws of a Permitted Jurisdiction by the respective
                               Guarantors as listed in Schedule 2 in favor of the Security Trustee (as trustee for the Lenders) pursuant to Section 4.2(b), substantially in the form set out in Exhibit D;

"MTSA" means the Maritime and Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;

"Note" means the promissory note to be executed by the Borrower to the order of the Administrative Agent pursuant to Section 4.1(b), to evidence the Facility, substantially in the form set out in Exhibit A;

"Operator"                     means, in respect of any Vessel, the Person who
                               is concerned with the operation of such Vessel and falls within the definition of "Company" set out in rule 1.1.2 of the ISM Code;

"Payment Dates"                means the Initial Payment Date and the dates
                               falling at three month intervals thereafter, the last of which is the Final Payment Date;

"Permitted Jurisdiction"       means the Republic of the Marshall Islands or
                               such other jurisdiction as may be approved in writing by the Majority Lenders;

"Person" means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Proceeding"                   shall have the meaning ascribed thereto in
                               Section 8.1(i);

"Reference Bank"               means HSH;

"Regulation T"                 means Regulation T of the Board of Governors of
                               the Federal Reserve System, as in effect from time to time;

"Regulation U"                 means Regulation U of the Board of Governors of
                               the Federal Reserve System, as in effect from time to time;

"Regulation X"                 means Regulation X of the Board of Governors of
                               the Federal Reserve System, as in effect from time to time;

"Required Percentage"          means, until the repayment of Tranche B, one
                               hundred and forty percent (140%), and thereafter, one hundred and thirty percent (130%) of the amount of the outstanding Facility and the notional cost or actual cost (if any) as determined by the Lender of terminating any interest rate swap entered into by the Borrower;

"Retention Account"            shall have the meaning ascribed thereto in
                               Section 4.1(h);

"Retention Amount"             shall mean an amount equal to one third (1/3) of
                               the next quarterly principal payment due in accordance with Section 5 hereof and the relevant fraction of interest accruing on the Facility during the next month in accordance with Section
                               6 hereof;

"Retention Date"               shall mean the date one month after the
                               respective Drawdown Date and at monthly intervals thereafter;

"Security Document(s)"         means the Pledge Agreement, the Guaranty, the
                               Mortgages, the Assignments and any other documents that may be executed as security for the Facility and the Borrower's obligations in connection therewith;

"Security Party(ies)"          means the Borrower and each of the Guarantors;

"Security Trustee"             shall have the meaning ascribed thereto in the
                               preamble;

"SMC" means the safety management certificate issued in respect of each Vessel in accordance with rule 13 of the ISM code;

"Subsidiary(ies)"              means, with respect to any Person, any business
                               entity of which more than 50% of the outstanding voting stock or other equity interest is owned directly or indirectly by such Person and/or one or more other Subsidiaries of such Person;

"Swap Provider"                shall mean HSH;

"Tangible Fixed Assets"        means, measured at the end of an Accounting
                               Period, the value (less depreciation computed in accordance with GAAP) on a consolidated basis of all tangible fixed assets of the Security Parties as stated in the then most recent accounting information delivered to the Administrative Agent hereunder;

"Taxes" means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of each Lender imposed by its jurisdiction of incorporation or applicable lending office, the United States of America, the State or City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of any of the Security Parties);

"Total Assets"                 means, measured at the end of an Accounting
                               Period, the aggregate of Current Assets and Tangible Fixed Assets as stated in the then most recent financial information delivered to the Administrative Agent hereunder;

"Total Loss"                   shall have the meaning ascribed thereto in the
                               Mortgages;

"Tranche(s)"                   means any, all or any combination, as the context
                               requires, of Tranche A and Tranche B;

"Tranche A"                    means the lesser of One Hundred Thirty Million
                               Dollars ($130,000,000) and fifty-five percent
                               (55%) of the Fair Market Value of the Vessels, to be made available to the Borrower in four (4)
                               Advances A, one per Vessel;

"Tranche B"                    means the lesser of Twenty Four Million Dollars
                               ($24,000,000) and ten percent (10%) of the Fair
                               Market Value of the Vessels, to be made available to the Borrower in four (4) Advances B, one per Vessel; and

"Vessel(s)"                    each of the Vessels listed in Schedule 2,
                               registered or to be registered in the name of the relevant Guarantor as set forth in such Schedule, but excluding any Vessel for which a mandatory prepayment is made pursuant to Section 5.3.

1.2 Computation of Time Periods; Other Definitional Provisions. In this Credit Facility Agreement, the Note and the Security Documents, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; words importing either gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Credit Facility Agreement, the Note or such Security Document, as applicable; references to agreements and other contractual instruments (including this Credit Facility Agreement, the Note and the Security Documents) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Credit Facility Agreement, the Note or any Security Document); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Credit Facility Agreement, the Note and in the Security Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or to the Lenders under this Credit Facility Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States ("GAAP") as from time to time in effect.

1.4 Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of the Borrower or any of the Guarantors in this Credit Facility Agreement is qualified by reference to those which are not reasonably expected to result in a "Material Adverse Effect" or language of similar import, no inference shall be drawn therefrom that any Agent or Lender has knowledge or approves of any noncompliance by the Borrower or any of the Guarantors with any governmental rule.

1.5 Forms of Documents. Except as otherwise expressly provided in this Credit Facility Agreement, references to documents or certificates "substantially in the form" of Exhibits to another document shall mean that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 17.6 of this Credit Facility Agreement, as the case may be, or the correlative provisions of the Security Documents.

2. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. In order to induce the Agents and the Lenders to enter into this Credit Facility Agreement and to induce the Lenders to make the Facility available, the Borrower (and each of the Guarantors by their execution of the Consent and Agreement annexed hereto) hereby represents and warrants to the Agents and the Lenders (which representations and warranties shall survive the execution and delivery of this Credit Facility Agreement and the Note and the drawdown of each Advance hereunder) that:

          (a) Due Organization and Power. each Security Party is duly formed and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Credit Facility Agreement, the Note and the Security Documents to which it is a party, and has complied with all statutory, regulatory and other requirements relative to such business and such agreements;

          (b) Authorization and Consents. all necessary corporate action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each Security Party to enter into and perform its obligations under this Credit Facility Agreement, the Note and the Security Documents, to which it is a party, and, in the case of the Borrower, to borrow, service and repay the Advances and, as of the date of this Credit Facility Agreement, no further consents or authorities are necessary for the service and repayment of the Advances or any part thereof;

          (c) Binding Obligations. this Credit Facility Agreement, the Note and the Security Documents constitute or will, when executed and delivered, constitute the legal, valid and binding obligations of each Security Party as is a party thereto enforceable against such Security Party in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditors' rights;

          (d) No Violation. the execution and delivery of, and the performance of the provisions of, this Credit Facility Agreement, the Note and those of the Security Documents to which it is to be a party by each Security Party do not contravene any applicable law or regulation existing at any date this representation is given or any contractual restriction binding on such Security Party or the certificate of incorporation or by-laws (or equivalent instruments) thereof and that the proceeds of the Advances shall be used by the Borrower exclusively for its own account or for the account of a Subsidiary or Affiliate of the Borrower;

          (e) Filings; Stamp Taxes. other than the recording of the Mortgages with the appropriate authorities for the United States, and the filing of UCC Financing Statements in the District of Columbia in respect of the Assignments, and the payment and filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Credit Facility Agreement, the Note or the Security Documents that any of them or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Agreement, the Note or any of the Security Documents;

          (f) Litigation. except as has been publicly disclosed by the Borrower, no action, suit or proceeding is pending or threatened against the Borrower or any Subsidiary before any court, board of arbitration or administrative agency which is reasonably likely to result in a Material Adverse Effect;

          (g) No Default. neither the Borrower, the Guarantors nor any of their Subsidiaries is in default under any material agreement by which it is bound, or is in default in respect of any financial commitment or obligation;

          (h) Vessels. upon the date of the making of each Advance, each of the Vessels :

               (i) will be in the sole and absolute ownership of the respective Guarantor as set forth in Schedule 2 and duly registered in such Guarantor's name under the flag of a Permitted Jurisdiction, unencumbered, save and except for the Mortgage recorded against it and as permitted thereby;

               (ii) will be classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society as set forth in Schedule 2 without any outstanding recommendations affecting class and without any qualifications;

              (iii) will be operationally seaworthy and in every way fit for its intended service; and

               (iv) will be insured in accordance with the provisions of the
                    Mortgage recorded against it and the requirements thereof in respect of such insurances will have been complied with;

          (i) Insurance. each of the Security Parties has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses;

          (j) Financial Information. on or prior to the date hereof, all financial statements, information and other data furnished by the Borrower to the Administrative Agent are complete and correct, such financial statements have been prepared in accordance with GAAP and accurately and fairly present the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, and, since the date of the Borrower's financial statements most recently delivered to the Administrative Agent, there has been no Material Adverse Effect as to any of such parties and none thereof has any contingent obligations, liabilities for taxes or other outstanding financial obligations, except as disclosed in such statements, information and data;

          (k) Tax Returns. the Borrower and each of its Subsidiaries have filed all tax returns required to be filed by them and have paid all taxes payable by them which have become due, other than those not yet delinquent and except for those taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books;

          (l) Chief Executive Office. the Borrower's chief executive office and chief place of business and the office in which the records relating to the earnings and other receivables of each Subsidiary are kept is located at 109-111 Messogion Avenue, Politia Center, Athens GR 115 26, Greece;

          (m) Foreign Trade Control Regulations. none of the transactions contemplated herein will violate the provisions of any statute or regulation enacted to prohibit or limit economic transactions with foreign Persons including, without limitation, the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 515, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V,
Part 575, as amended) or any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended);

          (n) Equity Ownership. each of the Guarantors is a wholly owned subsidiary of the Borrower;

          (o) Environmental Matters and Claims. (a) except as heretofore disclosed in writing to the Administrative Agent and the Lenders (i) the Borrower, each of its Subsidiaries and their Affiliates will be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to (1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws"); (ii) the Borrower, each of its Subsidiaries and their Affiliates will have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their business as then being conducted; (iii) none of the Borrower, any Subsidiary (including, for the avoidance of doubt, the Guarantors) nor any Affiliate thereof has received any notice of any claim, action, cause of action, investigation or demand by any person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability for, or a requirement to incur, material investigator costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs, if any, payable by the Security Parties in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (iv) there are no circumstances that may prevent or interfere with such full compliance in the future; and (b) except as heretofore disclosed in writing to the Administrative Agent there is no Environmental Claim pending or threatened against the Borrower, any Subsidiary or any Affiliate thereof and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against such persons the adverse disposition of which may result in a Material Adverse Effect;

          (p) Compliance with ISM Code, the ISPS Code and the MTSA. each Vessel complies and each Operator complies with the requirements of the ISM Code, the ISPS Code and the MTSA including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto;

          (q) No Threatened Withdrawal of DOC, ISSC or SMC. there is no actual or, to the best of the Borrower's knowledge, threatened withdrawal of any Operator's DOC or any Vessel's ISSC or SMC or other certification or documentation related to the ISM Code or otherwise required for the operation of such vessels in respect of any of the Vessels;

          (r) Liens. other than as permitted hereby, there are no liens of any kind on any property owned by the Borrower or any Subsidiary of the Borrower other than liens occurring in the ordinary course of business and paid in a timely manner;

          (s) Financial Indebtedness. , neither the Borrower nor any Guarantor has, on the date hereof, Financial Indebtedness other than as set out on
Schedule 3 hereto;

          (t) No Proceedings to Dissolve. there are no proceedings or actions pending or contemplated by any Security Party, or, contemplated by any third party, to dissolve or terminate any Security Party;

          (u) Solvency. in the case of each of the Security Parties, (a) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (b) the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (c) it does not and will not have unreasonably small working capital with which to continue its business and (d) it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature;

          (v) Pari Passu Ranking. each of the Security Parties' obligations under this Credit Facility Agreement, the Note and the Security Documents rank at least pari passu with all its other present and future unsecured and unsubordinated payment obligations, except for obligations mandatorily preferred by law applying to companies generally;

          (w) Taxes on Payments. all amounts payable by each of the Security Parties to the Administrative Agent under this Facility Agreement and the Security Documents may be made without any deduction for Taxes;

          (x) Jurisdiction/Governing Law. (a) the Borrower's irrevocable submission under this Credit Facility Agreement to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, agreement that this Credit Facility is governed by New York law, and agreement not to claim any immunity to which it or its assets may be entitled are legal, valid and binding under the laws of its jurisdiction of incorporation; and (b) any judgment obtained in the courts of the State of New York and the United States District Court for the Southern District of New York England will be recognized and enforceable by the courts of its jurisdiction of incorporation, subject to any statutory or other conditions of such jurisdiction;

          (y) Charters. the Borrower has not received prepayments of hire for a duration of longer than one month;

          (z) Compliance with Laws. each of the Security Parties is in compliance with all applicable laws except where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect; and

          (aa) Survival. all representations, covenants and warranties made herein and in any certificate or other document delivered pursuant hereto or in connection herewith shall survive the making of the Advances and the issuance of the Note.

3. THE ADVANCES

3.1 (a) Purposes. The Lenders shall make the Advances available to the Borrower for the purpose of financing the acquisition of the Vessels.

          (b) Making of the Advances.

               (i) Each of the Lenders, relying upon each of the representations and warranties set out in Section 2, hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Credit Facility Agreement, it will, not later than 11:00 A.M. (New York City time) on the Drawdown Date of each Advance (except as provided in subsection (ii) of this Section), make its portion of the relevant Advance, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address and to such account as set forth on Schedule 1 or to such account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Administrative Agent determines that any applicable condition specified in Section 4.1, 4.2, 4.3 or 4.4 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower at the aforesaid address, subject to the receipt of the funds by the Administrative Agent as provided in the immediately preceding sentence, not later than 10:00A.M. (New York City time) on the date of such Advance, and in any event as soon as practicable after receipt. All Advances, subject to the other terms and conditions hereof, shall be in a minimum amount of One Million Dollars ($1,000,000) and in multiples of Two Hundred Fifty Thousand Dollars ($250,000). The Facility shall be repayable as provided in Section 5. The Lenders' obligation to make any Advance hereunder shall terminate if the Vessels are not delivered to the Guarantors by the Commitment Termination Date.

               (ii) Unless the Administrative Agent shall have received notice from a Lender prior to the Drawdown Date of any Advance that such Lender will not make available to the Administrative Agent such Lender's share of such Advance, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Advance in accordance with this Section 3.1 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower (but without duplication and not if such Lender is an affiliate of the Administrative Agent) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of (y) the LIBOR rate for overnight or weekend deposits plus the Margin and (z) the interest rate applicable thereto pursuant to Section 6.1 and (ii) in the case of such Lender, the LIBOR rate for overnight or weekend deposits. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance included in such Advance for purposes of this Credit Facility Agreement as of the date such Advance was made. Nothing in this subsection (b)(ii) shall be deemed to relieve any Lender of its obligation to make Advances to the extent provided in this Credit Facility Agreement. In the event that the Borrower is required to repay an Advance to the Administrative Agent pursuant to this Section 3.1(b)(ii), as between the Borrower and the defaulting Lender, the liability for any breakfunding costs as described in
Section 4.5 shall be borne by the defaulting Lender. If the defaulting Lender has not paid any such breakage costs upon demand by the Administrative Agent therefor, the Borrower shall pay such breakage costs upon demand by the Administrative Agent and the Borrower shall be entitled to recover any such payment for breakfunding costs made by the Borrower from the defaulting Lender.

3.2 Drawdown Notice. The Borrower shall, at least three (3) Banking Days before a Drawdown Date, serve a notice (a "Drawdown Notice"), substantially in the form of Exhibit I, on the Administrative Agent, which notice shall (a) be in writing addressed to the Administrative Agent, (b) be effective on receipt by the Administrative Agent, (c) specify the amount of such Advance to be drawn, (d) specify the Banking Day on which such Advance is to be drawn and, subject to the terms of Section 6.3 hereof, the Interest Period, (e) specify the disbursement instructions and (f) be irrevocable. The Administrative Agent shall deliver the Drawdown Notice to Lenders as soon as practicable after its receipt thereof.

3.3 Effect of Drawdown Notice. Such Drawdown Notice shall be deemed to constitute a warranty by the Borrower (a) that the representations and warranties stated in Section 2 (updated mutatis mutandis) are true and correct on and as of the date of such Drawdown Notice and will be true and correct on and as of the relevant Drawdown Date as if made on such date, and (b) that no Event of Default nor any event which with the giving of notice or lapse of time or both would constitute an Event of Default has occurred and is continuing.

3.4 Notation of Advances. Each Advance made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Administrative Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

4. CONDITIONS

4.1 Conditions Precedent to the Initial Advance. The obligation of the Lenders to make the Initial Advance available to the Borrower under this Credit Facility Agreement shall be expressly subject to the following conditions precedent:

          (a) Corporate Authority. the Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative
Agent:

               (i) copies, certified as true and complete by an officer of Borrower, of the resolutions of the board of directors of the Borrower evidencing approval of this Credit Facility Agreement and the Note and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

               (ii) copies, certified as true and complete by an officer of each of the Guarantors, of the resolutions of the board of directors evidencing approval of this Credit Facility, the Guaranty and those Security Documents to which it is to be a party and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

              (iii) copies, certified as true and complete by an officer of the
                    Borrower, of all documents evidencing any other necessary action (including actions by such parties thereto other than the Borrower as may be required by the Administrative Agent), approvals or consents with respect to this Credit Facility Agreement, the Note and the Security Documents;

               (iv) copies, certified as true and complete by an officer of the respective Security Party, of the certificate of incorporation and by-laws, certificate of formation and operating agreement, or equivalent instruments thereof;

               (v) certificate of an authorized officer of the Borrower certifying that it legally and beneficially owns, directly or indirectly, all of the issued and outstanding capital stock, or limited liability company membership interests, as the case may be, of each of the Guarantors and that such capital stock or membership interests are free and clear of any liens, claims, pledges or other encumbrances whatsoever and have been paid in full; and

               (vi) certificates of the jurisdiction of incorporation or
                    formation, as the case may be, of each Security Party as to the good standing thereof;

          (b) The Credit Facility Agreement and the Note. the Borrower shall have duly executed and delivered to the Administrative Agent this Credit Facility Agreement, the Note and its Account Pledge;

          (c) Guarantor Documents. each of the Guarantors shall have duly executed and delivered the Guaranty, the Consent and Agreement hereto and its respective Account Pledge.

          (d) Guarantor Solvency. the Administrative Agent shall have received a certificate of an officer of each of the Guarantors confirming the representations and warranties with respect to solvency set forth in the Guaranty and containing conclusions as to the solvency of such Guarantor;

          (e) Approved Manager Documents. each Approved Manager shall have duly executed and delivered the Approved Managers' Undertaking relating to the Vessels to the Administrative Agent;

          (f) Environmental Claims. the Administrative Agent shall be satisfied that neither the Borrower nor any of its Subsidiaries or their Affiliates is subject to any Environmental Claim;

          (g) Fees. the Administrative Agent shall have received payment in full of all fees and expenses then due to the Agents and/or the Lenders under Section 13;

          (h) Accounts. (i) each of the Guarantors shall have established an earnings account into which the Guarantors shall have agreed (by their Consent and Agreement hereto) that Assigned Moneys are to be paid (the "Earnings Account") with the Administrative Agent and each of the Guarantors shall have pledged its interest in such account to the Security Trustee and the Lenders pursuant to an Account Pledge, and the Guarantors shall have agreed that all Assigned Moneys be paid into the Earnings Account(s), and (ii) the Borrower shall have established (a) a retention account with the Administrative Agent which, on each Retention Date, amounts equal to the Retention Amount shall be transferred each month from the Earnings Account or other accounts of the Borrower (the "Retention Account); the Borrower shall have pledged its interest in each of the Retention Account to the Security Trustee and the Lenders pursuant to an Account Pledge;

          (i) Compliance Certificate. the Administrative Agent having received a Compliance Certificate with respect to the most recently ended fiscal quarter;

          (j) Vessel Appraisal and Inspection. the Administrative Agent having received (i) two (three if the first two received differ by more than fifteen percent) recent (not older than six weeks) independently appraised valuations evidencing the Fair Market Value of the relevant Vessel(s), to be provided at the expense of the Borrower, and (ii) inspection reports acceptable to the Administrative Agent by a surveyor appointed by the Administrative Agent at the Borrower's expense, of the physical inspection of each of the Vessels, provided, however, that the Administrative Agent may waive this requirement and reserve the right to have the relevant Vessel(s) inspected after the relevant Advance, if the Borrower delivers to the Administrative Agent, prior to the relevant Advance, its in-house survey report of the relevant Vessel(s) in form and substance satisfactory to the Administrative Agent, however, all surveys must be done without undue interference with the operation of the Vessel(s);

          (k) Money Laundering Due Diligence. the Administrative Agent having received such documentation and other evidence as is reasonably requested by the Administrative Agent in order for each of the Lenders to carry out and be satisfied with the results of all necessary "know your client" or other checks which is required to carry out in relation to the transactions contemplated by this Credit Facility Agreement, the Notes and the Security Documents;

          (l) Legal Opinions. the Administrative Agent, on behalf of the Agents and the Lenders, shall have received legal opinions addressed to the Administrative Agent from (i) G.C. Economou & Associates, counsel for the Security Parties in respect of, inter alia, no material litigation or breach of contract by the Security Parties and (ii) Seward & Kissel LLP, special United States, New York and Marshall Islands counsel to the Agents and Lenders in respect of inter alia, the corporate authority of the Security Parties and the enforceability of this Agreement, the Notes and the relevant Security Documents, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Administrative Agent shall have required as to all or any matters under the laws of the United States of America, the State of New York, the Republic of Greece and the Republic of the Marshall Islands or any other relevant Permitted Jurisdiction covering the representations and conditions which are the subjects of Section 2 and this Section 4.

4.2 Conditions Precedent re Delivery Advances. The obligation of the Lenders to make each Advance available to the Borrower under this Agreement shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date:

          (a) The Vessels. the Administrative Agent shall have received evidence satisfactory to it that the relevant Vessel:

               (i) has been delivered to the relevant Guarantor and that the relevant Guarantor has paid its equity portion of the purchase price of the Vessel to the sellers of the Vessel;

               (ii) is in the sole and absolute ownership of the relevant
                    Guarantor and duly registered in such Guarantor's name under the flag of a Permitted Jurisdiction, respectively, unencumbered, save and except for the Mortgage, recorded against it and as otherwise permitted thereby;

              (iii) is classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society as set forth in Schedule 2 without any material outstanding recommendations;

               (iv) is operationally seaworthy and in every way fit for its intended service;

               (v) is insured in accordance with the provisions of the Mortgage recorded against it and the requirements thereof in respect of such insurance have been complied with;

          (b) Vessel Documents. Upon the delivery of its respective Vessel, each Guarantor shall have duly executed and delivered to the Administrative Agent:

               (i)  the Mortgage over its Vessel;

               (ii) an Insurances Assignment with respect to its Vessel;

              (iii) an Earnings Assignment with respect to its Vessel;

               (iv) the Assignment Notices with respect to the above-indicated
                    Insurances Assignments and Earnings Assignments;

               (v) Uniform Commercial Code Financing Statements for filing with the District of Columbia and in such other jurisdictions as the Administrative Agent may reasonably require;

          (c) Additional Documents. Upon the delivery of its respective Vessel, each Guarantor shall, where applicable, deliver each of the following documents to the Administrative Agent:

               (i)  a management agreement with an Approved Manager;

               (ii) any Charter Party Agreement entered into in respect of the
                    Vessel;

              (iii) the memorandum of agreement entered into in respect of the
                    Vessel;

               (iv) a copy of the bill of sale for the Vessel;

               (v)  a copy of the protocol of delivery for the Vessel;

               (vi) a transcript of registry and a certificate of ownership and encumbrance indicating the Vessel's registration in the name of such Guarantor free and clear of all registered encumbrances other than the Mortgage thereon;

          (d) Vessel Liens. the Administrative Agent shall have received evidence satisfactory to it and to its legal advisor that, save for the liens created by the Mortgage and the Assignments relating to each Vessel, there are no liens, charges or encumbrances of any kind whatsoever on such Vessel or on its earnings except as permitted hereby or by any of the Security Documents;

          (e) ISM DOC. the Administrative Agent shall have received a copy of the DOC for the Vessel to which such Delivery Advance relates;

          (f) Process Agent. the Administrative Agent shall have received evidence that each of the Security Parties have appointed CT Corporation System, having an address at 111 Eighth Avenue, New York, NY 10011, as its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and that each Security Party has agreed that service of process upon such party shall constitute personal service of such process upon such Security Party. Each of the Security Parties shall have agreed that such appointment shall be maintained for the duration of this Credit Facility Agreement and that if such agent shall cease to act, the Security Parties shall immediately designate and appoint another such agent satisfactory to the Administrative Agent evidence in writing of such other agent's acceptance of such appointment;

          (g) Legal Opinions. the Administrative Agent, on behalf of the Agents and the Lenders, shall have received legal opinions addressed to the Administrative Agent from (i) G.C. Economou & Associates, counsel for the Security Parties in respect of, inter alia, no material litigation or breach of contract by the Security Parties, and (ii) Seward & Kissel LLP, special United States, New York and Marshall Islands counsel to the Agents and Lenders in respect of, inter alia, the corporate authority of the relevant Guarantor and the enforceability of the relevant Security Documents, in each case in such form as the Administrative Agent may require, as well as such other legal opinions as the Administrative Agent shall have required as to all or any matters under the laws of the United States of America, the Republic of Greece, the State of New York and the Republic of the Marshall Islands or any other relevant Permitted Jurisdiction covering the representations and conditions which are the subjects of Sections 2 and this Section 4.2.

4.3 Further Conditions Precedent. The obligation of the Lenders to make any Advance available to the Borrower under this Credit Facility Agreement shall be expressly and separately subject to the following further conditions precedent on the relevant Drawdown Date:

          (a) Drawdown Notice. the Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 3.2;

          (b) Representations and Warranties. the representations stated in
Section 2 (updated mutatis mutandis to such date) being true and correct as if made on and as of that date;

          (c) No Event of Default. no Event of Default having occurred and being continuing and no event having occurred and being continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default;

          (d) No Change in Laws. the Administrative Agent being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Security Party to make any payment as required under the terms of this Credit Facility Agreement, the Note, the Security Documents or any of them; and

          (e) No Material Adverse Effect. there having been no Material Adverse Effect since the date hereof.

4.4 Breakfunding Costs. In the event that, on the date specified for the making of an Advance in any Drawdown Notice, the Lenders shall not be obliged under this Credit Facility Agreement to make such Advance available, the Borrower shall indemnify and hold the Lenders fully harmless against any losses which the Lenders (or any thereof) may sustain as a result of borrowing or agreeing to borrow funds to meet the drawdown requirement of such Drawdown Notice and the certificate of the relevant Lender or Lenders shall, absent manifest error, be conclusive and binding on the Borrower as to the extent of any such losses.

4.5 Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Credit Facility Agreement, in the event the Lenders, in their sole discretion, make any Advance prior to the satisfaction of all or any of the conditions referred to in Sections 4.1, 4.2 or 4.3, the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within fourteen (14) days after the relevant Drawdown Date (or such longer period as the Lenders, in their sole discretion, may agree).

5. REPAYMENT AND PREPAYMENT

5.1 Repayment. Subject to the provisions of this Section 5 regarding prepayments and the application thereof, the Borrower shall, on the Payment Dates, repay the principal amount of that portion of the Facility attributable to:

          (a) Tranche A in thirty-two (32) consecutive installments payable quarterly in arrears commencing on the date occurring three (3) months after the last Delivery Date, but no later than March 31, 2006; the amount of each installment shall be (reduced pro rata in the event less than the maximum amount of Tranche A is drawn down) Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000), and a balloon installment of Forty Two Million Dollars ($42,000,000) payable together with the thirty-second installment; and

          (b) Tranche B in sixteen (16) consecutive installments payable quarterly in arrears commencing on the date occurring three (3) months after the last Delivery Date, but no later than March 31, 2006; the amount of each installment shall be (reduced pro rata in the event less than the maximum amount of Tranche B is drawn down) One Million Five Hundred Thousand Dollars ($1,500,000).

5.2 Voluntary Prepayment; No Re-Borrowing. The Borrower may prepay, upon fifteen
(15) Banking Days written notice, any outstanding Advance or any portion thereof, without penalty, provided that if such prepayment is made on a day other than the last day of the Interest Period of such Advance such prepayment shall be made together with the costs and expenses provided for in Section 5.4. Any prepayment under this Section 5.2 in an amount less than the amount of the outstanding Facility shall be applied first to Tranche B and then to Tranche A, pro rata to the repayment installments. Each prepayment shall be in a minimum amount equal to the next due installment. Prepayments shall be applied to the remaining payments on a pro-rata basis and will not be available for re-borrowing.

5.3 Mandatory Prepayment: Sale or Loss of Vessel . On (i) any sale of a Vessel or (ii) the earlier of (x) one hundred eighty (180) days after the Total Loss of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the Guarantors or the Administrative Agent as assignee thereof or (iii) any of the Guarantors is released from its obligations hereunder, the Borrower shall prepay the Facility and/or any commitment of the Lenders under the Facility will be reduced in an amount equal to the amount of the Facility, multiplied by the Fair Market Value of the Vessel, divided by the aggregate Fair Market Value of all mortgaged Vessels, together with any amounts necessary to ensure that the Hull Cover Ratio following the sale or Total Loss of a Vessel be equal to the higher of (a) 135% until repayment of Tranche B and 130% thereafter, and (b) the Hull Cover Ratio prior to the sale or Total Loss of such Vessel, up to but not exceeding 145%. Any prepayment under this Section 5.3 shall be applied first to Tranche B and then to Tranche A, pro rata to the repayment installments.

5.4 Interest and Costs with Prepayments/Application of Prepayments. Any prepayment of the Advances made hereunder (including, without limitation, those made pursuant to Sections 5 and 9.4) shall be subject to the condition that on the date of prepayment all accrued interest to the date of such prepayment shall be paid in full with respect to the Advances or portions thereof being prepaid, together with any and all costs or expenses incurred by any Lender in connection with any breaking of funding (as certified by such Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower).

6. INTEREST AND RATE

6.1 Applicable Rate. Each Advance shall bear interest at the Applicable Rate, which shall be defined as the rate per annum which is equal to the aggregate of
(a) LIBOR for the relevant Interest Period, plus (b) Mandatory Costs, plus (c) the Margin. The Applicable Rate shall be determined by the Administrative Agent two (2) Banking Days prior to the first (1st) day of the relevant Interest Period and the Administrative Agent shall promptly notify the Borrower in writing of the Applicable Rate as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrower.

6.2 Default Rate. Any amounts due under this Credit Facility Agreement, not paid when due, whether by acceleration or otherwise, shall bear interest thereafter from the due date thereof until the date of payment at a rate per annum equal to
(i) the Applicable Rate, plus two percent (2%) per annum (the "Default Rate"). In addition, following the occurrence of any Event of Default and until such Event of Default is cured to the satisfaction of the Majority Lenders, the Facility shall bear interest at the Default Rate.

6.3 Interest Periods. The Borrower shall give the Administrative Agent an Interest Notice specifying the Interest Period selected for the next subsequent Interest Period at least three (3) Banking Days prior to the end of any then existing Interest Period, which notice the Administrative Agent agrees to forward on to all Lenders on a same day basis or as soon as practicable. If at the end of any then existing Interest Period the Borrower fails to give an Interest Notice, the relevant Interest Period shall be three (3) months. The Borrower's right to select an Interest Period shall be subject to the restriction that no selection of an Interest Period shall be effective unless each Lender is satisfied that the necessary funds will be available to such Lender for such period and that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default shall have occurred and be continuing, in which case the Interest Period shall be determined by the Administrative Agent in its sole discretion. Interest Periods for each Tranche hereunder shall be consolidated as soon as practicable, but in no event later than thirty (30) days after the delivery of the Vessel to which such Tranche relates. The Borrower shall reimburse the Lenders for any and all costs or expenses incurred by the Lenders in connection with any breaking of funding (as certified by each Lender, which certification, absent manifest error, shall be conclusive and binding on the Borrower) as a consequence of such consolidation.

6.4 Interest Payments. Accrued interest on the Facility shall be payable in arrears on the last day of each Interest Period, except that if the Borrower shall select an Interest Period in excess of three (3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the end of such Interest Period.

7. PAYMENTS

7.1 Place of Payments, No Set Off. All payments to be made hereunder by the Borrower shall be made to the Administrative Agent, not later than 10 a.m. New York time (any payment received after 10 a.m. New York time shall be deemed to have been paid on the next Banking Day) on the due date of such payment, at its office located at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Germany, or to such other office of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes, provided, however, that if the Borrower shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Administrative Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders, including evidence that the Borrower has duly paid the withholding or deductions as required.

7.2 Tax Credits. If any Lender obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid in Section 7.1, then such Lender shall pay an amount to the Borrower which that Lender determines will leave it (after such payment) in the same position as it would have been had the Tax payment not been made by the Borrower.

7.3 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under Section 506 of the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Advance or Advances as a result of which its funded Commitment shall be proportionately less than the funded Commitment of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the funded Commitment of such other Lender so that the aggregate funded Commitment of each Lender shall be in the same proportion to the aggregate funded Commitments then outstanding as its funded Commitment prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all funded Commitments outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 7.3 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a funded Commitment deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made an Advance in the amount of such participation. The Borrower expressly consents to the foregoing arrangement.

7.4 Computations; Banking Days. (a) (a) All computations of interest and fees shall be made by the Administrative Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Administrative Agent or the Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error;

          (b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

8. EVENTS OF DEFAULT

8.1 Events of Default. The occurrence of any of the following events shall be an Event of Default:

          (a) Non-Payment of Principal. any payment of principal is not paid when due; or

          (b) Non-Payment of Interest or Other Amounts. any interest or any other amount becoming payable to the Administrative Agent or any Lender under this Credit Facility Agreement, under the Note or under any of the Security Documents is not paid within three (3) Banking Days of the due date or date of demand (as the case may be); or

          (c) Representations. any representation, warranty or other statement made by the Borrower in this Credit Facility Agreement or by any Security Party in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith proves to have been untrue or misleading in any material respect as at the date as of which made or confirmed; or

          (d) Impossibility; Illegality. it becomes impossible or unlawful for the Borrower or any of the Guarantors to fulfill any of its covenants or obligations hereunder, under the Note or under any of the Security Documents or for any of the Lenders to exercise any of the rights vested in any of them hereunder, under the Note or under any of the Security Documents; or

          (e) Mortgage. there is an event of default under any Mortgage; or

          (f) Covenants. any Security Party (i) defaults in the due and punctual observance or performance of Sections 9.1(c), 9.1(h), 9.1(j), 9.1(k), 9.1(m), 9.1(n), 9.2(h) or 9.2(k) and such default continued unremedied for a period of sixty (60) days or (ii) defaults under any other term, covenant or agreement contained in this Credit Facility Agreement, in the Note, in any of the Security Documents or in any other instrument, document or other agreement delivered in connection herewith or therewith, or there occurs any other event which constitutes a default under this Credit Facility Agreement, under the Note or under any of the Security Documents, in each case other than an Event of Default referred to elsewhere in this Section 8.1; or

          (g) Debt. any Security Party shall default in the payment when due of any Debt or of any other debt, in either case, in the outstanding principal amount equal to or exceeding Five Hundred Thousand Dollars ($500,000) or such debt or debt is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Debt or debt and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Security Party, Subsidiary or Affiliate of the Borrower, as the case may be, shall set aside on its books adequate reserves with respect thereto; or

          (h) Ownership of Guarantors. the Borrower shall cease to own directly or indirectly, one hundred percent (100%) of any of the Guarantors; or

          (i) Bankruptcy. the Borrower, any Security Party, any Subsidiary or any Affiliate of the Borrower commences any proceeding under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of thirty (30) days or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of thirty (30) days or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or of, or for, any substantial portion of its property; or

          (j) Termination of Operations; Sale of Assets. except as expressly permitted under this Credit Facility Agreement, any Security Party ceases its operations or sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets of any Security Party are seized or otherwise appropriated; or

          (k) Judgments. any judgment or order is made, the effect whereof would be to render ineffective or invalid this Credit Facility Agreement, the Note or any of the Security Documents or any material provision thereof, or the Borrower or any Security Party asserts that any such agreement or provision thereof is invalid; or

          (l) Inability to Pay Debts. the Borrower, any Security Party, any Subsidiary or any Affiliate of the Borrower is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of the Borrower or any Affiliate of the Borrower; or

          (m) Change in Financial Position. any change in the financial position of the Borrower or any Affiliate of the Borrower which, in the opinion of the Majority Lenders, shall have a Material Adverse Effect; or

          (n) Change in Control. a Change of Control shall occur with respect to the Borrower; or

          (o) Cross-Default. the Borrower, any Security Party, any Subsidiary or any Affiliate of the Borrower defaults under any material contract or material agreement to which it is a party or by which it is bound.

Upon and during the continuance of any Event of Default, the Lenders' obligation to make any Advance available shall cease and the Administrative Agent may, and on the instructions of the Majority Lenders shall, by notice to the Borrower, declare the entire unpaid balance of the then outstanding Advances, accrued interest and any other sums payable by the Borrower hereunder or under the Note due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (i) or (l) of this Section 8.1 with respect to the Borrower, the Note shall be immediately due and payable without declaration or other notice to the Borrower. In such event, the Lenders may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Credit Facility Agreement, in the Note or in any Security Document, or in aid of the exercise of any power granted herein or therein, or the Lenders may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Lenders, or proceed to take any action authorized or permitted under the terms of any Security Document or by applicable law for the collection of all sums due, or so declared due, on the Note. Without limiting the foregoing, the Borrower agrees that during the continuance of any Event of Default each of the Lenders shall have the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Lenders hereunder and/or under the Note (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Lender, the balance of any deposit account (demand or time, mature or unmatured) of the Borrower then or thereafter with any Lender and every other claim of the Borrower then or thereafter against any of the Lenders.

8.2 Indemnification. The Borrower agrees to, and shall, indemnify and hold the Agents and the Lenders harmless against any loss, as well as against any costs or expenses (including legal fees and expenses), which any of the Agents or the Lenders sustains or incurs as a consequence of any default in payment of the principal amount of the Facility, interest accrued thereon or any other amount payable hereunder, under the Note or under any Security Documents, including, but not limited to, all actual losses incurred in liquidating or re-employing fixed deposits made by third parties or funds acquired to effect or maintain the Facility or any portion thereof. Any Lenders' certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Borrower.

8.3 Application of Moneys. Except as otherwise provided in any Security Document, all moneys received by the Agents or the Lenders under or pursuant to this Credit Facility Agreement, the Note or any of the Security Documents after the happening of any Event of Default (unless cured to the satisfaction of the Majority Lenders) shall be applied by the Administrative Agent in the following manner:

          (a) first, in or towards the payment or reimbursement of any expenses or liabilities incurred by the Agents, or the Lenders in connection with the ascertainment, protection or enforcement of their rights and remedies hereunder, under the Note and under any of the Security Documents,

          (b) secondly, in or towards payment of any interest owing in respect of Tranche A,

          (c) thirdly, in or towards repayment of principal of Tranche A,

          (d) fourthly, in or towards payment of any interest owing in respect of Tranche B,

          (e) fifthly, in or towards repayment of principal of Tranche B,

          (f) sixthly, in or towards payment of all other sums which may be owing to the Agents, or any of them, or the Lenders under this Credit Facility Agreement, under the Note or under any of the Security Documents,

          (g) seventhly, in or towards payments of any amounts then owed under any Interest Rate Agreement, including, but not limited to, any costs associated with unwinding any Interest Rate Agreement, on a pari passu basis, and

          (h) eighthly, the surplus (if any) shall be paid to the Borrower or to whosoever else may be entitled thereto.

9. COVENANTS

9.1 Affirmative Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Credit Facility Agreement, under the Note or under any of the Security Documents, the Borrower will:

          (a) Performance of Agreements. duly perform and observe, and procure the observance and performance by all other parties thereto (other than the Agents and the Lenders) of, the terms of this Credit Facility Agreement, the Note and the Security Documents;

          (b) Notice of Default, etc. promptly upon, and in any event no later than three (3) Banking Days after, obtaining knowledge thereof, inform the Administrative Agent of the occurrence of (a) any Event of Default or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (b) any litigation or governmental proceeding pending or threatened against it or against any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, including but not limited to, in respect of any Environmental Claim, (c) the withdrawal of any Vessel's rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect;

          (c) Obtain Consents. without prejudice to Section 2.1 and this Section 9.1, obtain and maintain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its and the other Security Parties' respective obligations under this Credit Facility Agreement, under the Note and under the Security Documents;

          (d) Financial Information. deliver to each Lender:

               (i)  as soon as available but not later than one hundred twenty
                    (120) days after the end of each fiscal year of the Borrower, complete copies of the consolidated financial reports of the Borrower and its Subsidiaries (together with a Compliance Certificate and a detailed reconciliation of all of the differences between GAAP as at December 31, 2005 and as at the time of delivery), all in reasonable detail, which shall include at least the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm, and the Borrower shall use reasonable efforts to provide to each Lender as soon as available but not later than one hundred eighty (180) days after the end of each fiscal year of each of the Guarantors and any Charterers, complete copies of the consolidated financial reports of each of the Guarantors and any Charterers, if such information is readily obtainable;

               (ii) as soon as available but not later than forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, a quarterly interim consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds (together with a Compliance Certificate and a detailed reconciliation of all of the differences between GAAP as at December 31, 2005 and as at the time of delivery), all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Borrower;

              (iii) within ten (10) days of the filing thereof at the email addresses set forth in Schedule 1, electronic copies of all registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and other material filings which the Borrower shall have filed with the Securities and Exchange Commission or any similar governmental authority;

               (iv) promptly upon the mailing thereof to the shareholders of the
                    Borrower, copies of all financial statements, reports, proxy statements and other communications provided to the Borrower's shareholders;

               (v) within ten (10) days of the Borrower's receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of the Borrower;

               (vi) such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to its business as the Administrative Agent may from time to time request, certified to be true and complete by the chief financial officer of each of the Borrower;

          (e) Vessel Valuations. reimburse the Administrative Agent for the cost of appraisals of the Fair Market Value of the Vessels. The Administrative Agent shall be entitled to obtain such valuations from one ship broker approved by the Lenders two times in each calendar year, one appraisal to be delivered simultaneously with the delivery of the annual financial statements pursuant to
Section 9.1(d)(i), and one appraisal to be delivered simultaneously with the delivery of the semi-annual financial statements pursuant to Section 9.1(d)(ii), and upon the occurrence of an Event of Default;

          (f) Corporate Existence. do or cause to be done, and procure that each Subsidiary of the Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, or limited liability company existence, as the case may be, and all licenses, franchises, permits and assets necessary to the conduct of its business;

          (g) Books and Records. at all times keep, and cause each Subsidiary of the Borrower to keep, proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

          (h) Taxes and Assessments. pay and discharge, and cause each Subsidiary of the Borrower to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

          (i) Inspection. allow, and cause each Subsidiary to allow, upon ten
(10) Banking Days notice from the Administrative Agent, any representative or representatives designated by the Administrative Agent, subject to applicable laws and regulations, to visit and inspect any of its properties, and, on request, to examine its books of account, records, reports, agreements and other papers and to discuss its affairs, finances and accounts with its officers, all at such times and as often as the Administrative Agent requests;

          (j) Inspection and Survey Reports. if the Lenders shall so request, the Borrower shall permit the Lenders to inspect the Vessels and shall provide the Lenders with copies of all internally generated inspection or survey reports on the Vessels, provided, however, that if the Vessels are found in satisfactory condition, the cost of such inspections shall be borne by the Borrower not more than once a year;

          (k) Compliance with Statutes, Agreements, etc. do or cause to be done, and cause each Subsidiary to do and cause to be done, all things necessary to comply with all contracts or agreements to which it, or any Subsidiary is a party, and all laws, and the rules and regulations thereunder, applicable to the Borrower or such Subsidiary, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

          (l) Environmental Matters. promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent a certificate of an executive officer thereof, specifying in detail the nature of such condition and its proposed response or the response of its Environmental Affiliates: (a) its receipt or the receipt by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party of any written communication whatsoever that alleges that such person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to have a Material Adverse Effect,
(b) knowledge by it, or by any other Security Party or any Environmental Affiliates of the Borrower or any other Security Party that there exists any Environmental Claim pending or threatened against any such person, which could reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any other Security Party or against any Environmental Affiliates of the Borrower or any other Security Party, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Administrative Agent, it will submit to the Administrative Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

          (m) Vessel Management. cause each of the Vessels to be managed commercially by the Top Tanker Management Inc., a wholly-owned subsidiary of the Borrower, which may subcontract the technical management of the Vessels to V. Ships or Hanseatic or any other management company acceptable to the Majority Lenders;

          (n) ISM Code, ISPS Code and MTSA Matters. (i) procure that the Operator will comply with and ensure each of the Vessels will comply with the requirements of the ISM Code, ISPS Code and MTSA in accordance with the implementation schedule thereof, including (but not limited to) the maintenance and renewal of valid certificates and when required, security plans, pursuant thereto; and (ii) will procure that the Operator will immediately inform the Administrative Agent if there is any threatened or actual withdrawal of its DOC, SMC or the ISSC in respect of any Vessel; and upon the request of the Administrative Agent (iii) will procure that the Operator will promptly inform the Administrative Agent upon the issuance to the Borrower or Operator of a DOC and the issuance to any Vessel of an SMC or ISSC;

          (o) Brokerage Commissions, etc. indemnify and hold each of the Agents and the Lenders harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party resulting from the transactions contemplated hereby;

          (p) Deposit Accounts; Assignment. shall maintain a Retention Account and (ii) a Minimum Liquidity Account and cause each Guarantor to maintain an Earnings Account, shall cause the Guarantors to transfer the Retention Amount each month to the Retention Account and shall procure that the Guarantors maintain an aggregate amount in the Earnings Account of no less than the Minimum Liquidity Amount at all times throughout the tenor of this Facility;

          (q) Insurance. maintain, and cause each other Security Party to maintain, with financially sound and reputable insurance companies satisfactory to the Administrative Agent, insurance on all their respective properties and against all such risks and in at least such amounts as are usually insured against by companies of established reputation engaged in the same or similar business from time to time, including, but not limited to (i) hull and machinery insurance (fire, marine and other risks, including excess risks and war risks) in an amount of not less than 120% of the Facility of the Fair Market Value of the Vessels, whichever is higher, (ii) protection and indemnity insurance at the highest possible cover available (as of the date of this Credit Facility Agreement, $1,000,000,000) and with a P&I club satisfactory to the Administrative Agent, and (iii) mortgagee's interest insurance ("MII") in an amount of not less than 120% and mortgagee's additional perils pollution insurance ("MAP") in an amount of not less than 110% of the Facility; and

          (r) Interest Rate Agreements. The Swap Provider shall be entitled to provide the Borrower with a quote for any interest rate derivatives product to be entered into by the Borrower in connection with the Facility and the Borrower agrees to grant the Swap Provider a right of first refusal in respect thereof. The Borrower further undertakes with the Swap Provider to hedge at least 55% of the Facility Amount not later than the Commitment Termination Date for the first five (5) years of the Facility (the "Hedging"), and the Borrower shall deliver to the Administrative Agent an interest rate hedging strategy for the Hedging, with the assistance of the Administrative Agent in the definition of that strategy.

9.2 Negative Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal, interest or other moneys are owing in respect of this Credit Facility Agreement, under the Note or under any of the Security Documents, the Borrower will not, and will procure that no Guarantor, to the extent applicable, will, without the prior written consent of the Majority Lenders (or all of the Lenders if required by Section 15.8):

          (a) Liens. create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any Collateral or other property except:

               (i) the Mortgages, the Assignments and other liens in favor of the Security Trustee; and

               (ii) liens, charges and encumbrances against their respective
                    Vessels permitted to exist under the terms of the Mortgages;

          (b) Debt. permit (i) any Guarantor to incur any Debt, excluding Debt to the Agents or any of the Lenders hereunder, other than in the ordinary course of business, (ii) any Subsidiary to incur any Debt that would cause the Borrower to be in default under any provision of Section 9.3 or (iii) any Guarantor to make advances or extend credit to, or become obligated, contingently or otherwise, in respect of any Debt of, a Subsidiary that is not a Guarantor;

          (c) Change of Flag, Class, Management or Ownership. change the flag of any Vessel other than a Permitted Jurisdiction, their Classification Society other than to another member of the International Association of Classification Societies designated by the Borrower and approved by the Administrative Agent, the technical management of any Vessel other than to one or more technical management companies acceptable to the Majority Lenders or the immediate or ultimate ownership of any Vessel;

          (d) Chartering. enter into any bareboat charter with any party other than the Borrower or a Subsidiary or an Affiliate thereof, with respect to any of the Vessels having a duration of, including any options to extend such charter, more than twelve (12) months without the prior consent of the Administrative Agent (acting on behalf of the Majority Lenders);

          (e) Change in Business. materially change the nature of its business or commence any business materially different from its current business;

          (f) Sale or Pledge of Shares. sell, assign, transfer, pledge or otherwise convey or dispose of any of the shares (including by way of spin-off, installment sale or otherwise) of the capital stock, or limited liability company interests, as the case may be, of any Guarantor other than as may be allowed in accordance with the Pledge Agreement;

          (g) Sale of Assets. sell, or otherwise dispose of, any Vessel (unless otherwise in accordance with this Credit Facility Agreement) or, with respect to any Guarantor, any other asset (including by way of spin-off, installment sale or otherwise) which is substantial in relation to its assets taken as a whole, other than such sales by the one Guarantor to another;

          (h) Changes in Offices. change the location of the chief executive office of any Security Party, the office of the chief place of business of any such parties or the office of the Security Parties in which the records relating to the earnings or insurances of any Vessel are kept unless the Lenders shall have received thirty (30) days prior written notice of such change;

          (i) Consolidation and Merger. consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it;

          (j) Change Fiscal Year. change its fiscal year;

          (k) Limitations on Ability to Make Distributions. create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Guarantor to (i) pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to the Borrower or any Guarantor or pay any Debt owed to the Borrower, (ii) make any loans or advances to the Borrower, or (iii) transfer any of its property or assets to the Borrower;

          (l) Use of Corporate Funds. permit any Guarantor to pay out any funds to any company or person except (i) in the ordinary course of business in connection with the management of the business of the Borrower and its Subsidiaries, including the operation and/or repair of any of the Vessels and other vessels owned or operated by such parties and (ii) the servicing of the Debt permitted hereunder;

          (m) Issuance of Shares. permit any Guarantor to issue or dispose of any shares of its own capital stock or limited liability company interests, as the case may be, to any person other than the Borrower;

          (n) No Money Laundering. in connection with this Credit Facility Agreement or any of the Security Documents, contravene or permit any Guarantor or any other Subsidiary to contravene, any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities) and comparable United States Federal and state laws. In addition, the Borrower confirm that they are the beneficiary (within the meaning of Section 8 of the German Money Laundering Act (Geldwaschegesetz)) for each Advance made or to be made available to it. The Borrower will promptly inform the Lenders (by written notice to the Administrative Agent) if the Borrower are not or ceases to be the beneficiary and will provide in writing the name and address of the beneficiary;

          (o) Accounts. will not establish any operating accounts or earnings accounts in respect of the Assigned Moneys with any Lender or with any other financial institution other than the Administrative Agent;

          (p) Use of Proceeds. will not use the proceeds of Advances in violation of Regulation T, U or X; and

          (q) Borrowers Chief Executive Officer. will not appoint a Chief Executive Officer other than Evangelos Pistiolis, without the Lenders' prior consent.

9.3 Financial Covenants. The Borrower hereby covenants and undertakes with the Lenders that, from the date hereof and so long as any principal or interest are outstanding or other moneys are owing in respect of this Credit Facility Agreement, under the Note or under any of the Security Documents, the Borrower will:

          (a) Adjusted Net Worth. maintain at all times an Adjusted Net Worth of not less than Two Hundred Fifty Million Dollars ($250,000,000) and such Adjusted Net Worth shall not be less than Thirty Five Percent (35%) of the Total Assets;

          (b) EBITDA to Fixed Charges. ensure that EBITDA shall at all times exceed 120% of the aggregate amount of Fixed Charges; and

          (c) Minimum Liquidity. at all times maintain Liquid Funds in the greater of Ten Million Dollars ($10,000,000), or Five Hundred Thousand Dollars ($500,000) per vessel directly or indirectly owned or bareboat chartered-in by the Borrower.

9.4 Asset Maintenance. If at any time during the term of the Credit Facility Agreement, the Fair Market Value of Vessels is less than the Required Percentage, the Borrower shall, within a period of thirty (30) days following receipt by the Borrower of written notice from the Administrative Agent notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in the absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (i) deliver to the Security Trustee such additional collateral as may be satisfactory to the Lenders in their sole discretion of sufficient value to make the aggregate Fair Market Value of said Vessel plus the additional collateral, equal to the Required Percentage of the outstanding amount of the Tranche relating to that Vessel or
(ii) the Borrower shall prepay such amount of the Facility (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.4) as shall result in the Fair Market Value of that Vessels being not less than the Required Percentage.

10. ASSIGNMENT

This Credit Facility Agreement shall be binding upon, and inure to the benefit of, the Borrower and the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign any of its rights or obligations hereunder. Each Lender shall be entitled to assign its rights and obligations under this Credit Facility Agreement or grant participation(s) in the Facility to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or to any other bank or financial institution or collateralized loan obligation trust or fund (a "CLO") without the consent of the Borrower. Each Lender may transfer all or any part of its rights, benefits and its obligations under this Credit Facility Agreement and any of the other Security Documents to any subsidiary or other affiliate company of any thereof or to any other bank or financial institution or CLO (the "Transferee") if the Transferee, by delivery of such undertaking, becomes bound by the terms of this Credit Facility Agreement and agrees to perform all or, as the case may be, part of such Lender's obligations under this Credit Facility Agreement. Each Lender may disclose to a prospective assignee, transferee or to any other person who may propose entering into contractual relations with such Lender in relation to the Credit Facility Agreement and such information about each if the Borrower and the Guarantors as such Lender shall consider appropriate. The Borrower will take all actions requested by the Agents or any Lender to effect such assignment, including, without limitation, the execution of a written consent to any Assignment and Assumption Agreement.

11. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1 Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Credit Facility Agreement, such Lender shall inform the Administrative Agent and the Borrower to that effect, whereafter the liability of such Lender to make its Commitment available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Facility advanced by such Lender immediately or, if such Lender so agrees, to repay such portion of the Facility to such Lender on the last day of any then current Interest Period in accordance with and subject to the provisions of Section 11.5. In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Facility, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Facility available from another jurisdiction or otherwise restructuring such portion of the Facility on a basis which is not unlawful.

11.2 Increased Costs. If as a result of the implementation of the International Convergence of Capital Measurement and Capital Standards: A Revised Framework (Basel II) or any other change in applicable law, regulation or regulatory requirement (including any applicable law, regulation or regulatory requirement which relates to capital adequacy or liquidity controls or which affects the manner in which any Lender allocates capital resources under this Credit Facility Agreement), or in the interpretation or application thereof by any governmental or other authority, shall:

               (i) subject any Lender to any Taxes with respect to its income from the Facility, or any part thereof; or

               (ii) change the basis of taxation to any Lender of payments of principal or interest or any other payment due or to become due pursuant to this Credit Facility Agreement (other than a change in the basis effected by the jurisdiction of organization of such Lender, the jurisdiction of the principal place of business of such Lender, the United States of America, the State or City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Lender (unless such jurisdiction is asserted by reason of the activities of the Borrower or any of the other Security Parties) or such other jurisdiction where the Facility may be payable); or

              (iii) impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender; or

               (iv) impose on any Lender any other condition affecting the
                    Facility or any part thereof;

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining its Commitment or any part thereof or to reduce the amount of any payment received by such Lender, then and, in any such case, if such increase or reduction, in the opinion of such Lender, materially affects the interests of such Lender under or in connection with this Credit Facility
Agreement:

     (i) the Lender shall notify the Administrative Agent and the Borrower of the happening of such event, and

     (ii) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction.

11.3 Nonavailability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for the Facility for any Interest Period, the Administrative Agent shall give notice of such determination to the Borrower. The Majority Lenders shall then determine the interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Credit Facility Agreement. If the Majority Lenders are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Administrative Agent shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Margin plus the cost to the Lenders (as certified by each Lender) of funding the Facility. In the event the state of affairs referred to in this
Section 11.3 shall extend beyond the end of the Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 6.

11.4 Lender's Certificate Conclusive. A certificate or determination notice of any Lender as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrower.

11.5 Compensation for Losses. Where the Facility or any portion thereof is to be repaid by the Borrower pursuant to this Section 11, the Borrower agrees simultaneously with such repayment to pay to the relevant Lender all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Lender pursuant to this Credit Facility Agreement, together with such amounts as may be certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain its Commitment or such portion thereof for the remainder (if any) of the then current Interest Period or Interest Periods, if any, but otherwise without penalty or premium.

12. CURRENCY INDEMNITY

12.1 Currency Conversion. If, for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Credit Facility Agreement, the Note or any of the Security Documents, then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "conversion date"), provided that the Administrative Agent shall not be entitled to recover under this section any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under this Credit Facility Agreement, the Note, the Guaranty and/or any of the Security Documents.

12.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but, in any event, not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount then due under this Credit Facility Agreement, the Note and/or any of the Security Documents in Dollars; any excess over the amount due received or collected by the Lenders shall be remitted to the Borrower.

12.3 Additional Debt Due. Any amount due from the Borrower under this Section 12 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Credit Facility Agreement, the Note and/or any of the Security Documents.

12.4 Rate of Exchange. The term "rate of exchange" in this Section 12 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

13. FEES AND EXPENSES

13.1 Fees. During the period beginning on the date of this Credit Facility Agreement and ending on the Commitment Termination Date, the Borrower shall pay, quarterly in arrears, with the final payment to be made on the Commitment Termination Date, from the date of this Credit Facility Agreement, to the Administrative Agent (for the account of the Lenders), a commitment fee (the "Commitment Fee") of twenty-five hundredths of one percent (.25%) per annum payable on the average undrawn amount of the Facility.

13.2 Expenses. The Borrower agrees, whether or not the transactions hereby contemplated are consummated, on demand to pay, or reimburse the Agents for their payment of, the expenses of the Agents and (after the occurrence and during the continuance of an Event of Default) the Lenders incident to said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies with respect thereto or in the preservation of the Agent's and the Lenders' priorities under the documentation executed and delivered in connection therewith), including, without limitation, all costs and expenses of preparation, negotiation, execution and administration of this Credit Facility Agreement and the documents referred to herein (including, but not limited to, Value Added Tax imposed on any Lender related to those expenses), the fees and disbursements of the Agents' and Lenders' counsel in connection therewith, as well as the fees and expenses of any independent appraisers, surveyors, engineers, inspectors and other consultants retained by the Agents in connection with this Agreement and the transactions contemplated hereby and under the Security Documents, all costs and expenses, if any, in connection with the enforcement of this Credit Facility Agreement, the Note and the Security Documents and stamp and other similar taxes, if any, incident to the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Agents and the Lenders free and harmless in connection with any liability arising from the nonpayment of any such stamp or other similar taxes. Such taxes and, if any, interest and penalties related thereto as may become payable after the date hereof shall be paid immediately by the Borrower to the Agents or the Lenders, as the case may be, when liability therefor is no longer contested by such party or parties or reimbursed immediately by the Borrower to such party or parties after payment thereof (if the Agents or the Lenders, at their sole discretion, chooses to make such payment).

14. APPLICABLE LAW, JURISDICTION AND WAIVER

14.1 Applicable Law. This Credit Facility Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

14.2 Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against the Borrower by any of the Lenders or the Agents under this Credit Facility Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Borrower, or its agent as designated in Section 4.2(f), by mailing or delivering the same by hand to the Borrower at the address indicated for notices in Section 16.1 or to its agent at the address indicated in Section 4.2(f). The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrower as such, and shall be legal and binding upon the Borrower for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrower to the Lenders or the Administrative Agent) against the Borrower in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Borrower will advise the Administrative Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Lenders may bring any legal action or proceeding in any other appropriate jurisdiction.

14.3 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWER, THE OTHER SECURITY PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTE OR THE SECURITY DOCUMENTS.

15. THE AGENTS

15.1 Appointment of Agents. Each of the Lenders irrevocably appoints and authorizes the Agents severally each to take such action as agent on its behalf and to exercise such powers under this Credit Facility Agreement, the Note and the Security Documents as are delegated to such Agent by the terms hereof and thereof. No Agent nor any of their respective directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them under this Credit Facility Agreement, the Note or the Security Documents or in connection therewith, except for its or their own gross negligence or willful misconduct.

15.2 Security Trustee as Trustee. Each of the Lenders irrevocably appoints the Security Trustee as trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Lenders or any of them or for the benefit thereof under or pursuant to this Credit Facility Agreement, the Note or any of the Security Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Lender in the Agreement, the Note or any Security Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Lender or any agent of any Lender or received or recovered by any Lender or any agent of any Lender pursuant to, or in connection with, this Credit Facility Agreement, the Note or the Security Documents whether from any Security Party or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Lender or any agent of any Lender in respect of the same (or any part thereof). The Security Trustee hereby accepts such appointment.

15.3 Distribution of Payments. Whenever any payment is received by the Administrative Agent from the Borrower or any other Security Party for the account of the Lenders, or any of them, whether of principal or interest on the Note, commissions, fees under Section 13 or otherwise, it will thereafter cause to be distributed on the same day if received before 3 p.m. Hamburg time, or on the next day if received thereafter, like funds relating to such payment ratably to the Lenders according to their respective Commitments, in each case to be applied according to the terms of this Credit Facility Agreement.

15.4 Holder of Interest in Note. The Agents may treat each Lender as the holder of all of the interest of such Lender in the Note.

15.5 No Duty to Examine, Etc. The Agents shall not be under a duty to examine or pass upon the validity, enforceability, sufficiency, effectiveness or genuineness of any of this Credit Facility Agreement, the Note, the Security Documents or any instrument, document or communication furnished pursuant to this Credit Facility Agreement or in connection therewith or in connection with the Note or any Security Document, and the Agents shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

15.6 Agents as Lenders. With respect to that portion of the Facility made available by it, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall include each Agent in its capacity as a Lender. Each Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with, the Borrower and the other Security Parties, as if it was not an Agent.

15.7 Acts of the Agents. Each Agent shall have duties and reasonable discretion, and shall act as follows:

          (a) Obligations of the Agents. The obligations of each Agent under this Credit Facility Agreement, under the Note and under the Security Documents are only those expressly set forth herein and therein.

          (b) No Duty to Investigate. No Agent shall at any time be under any duty to investigate whether an Event of Default, or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred or to investigate the performance of this Credit Facility Agreement, the Note or any Security Document by any Security Party.

          (c) Discretion of the Agents. Each Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Credit Facility Agreement, the Note and the Security Documents, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise such rights or to take or refrain from taking such action; provided, however, that no Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Credit Facility Agreement or applicable law.

          (d) Instructions of Majority Lenders. Each Agent shall in all cases be fully protected in acting or refraining from acting under this Credit Facility Agreement, under the Note, or under any Security Document in accordance with the instructions of the Majority Lenders, and any action taken, or failure to act pursuant to such instructions, shall be binding on all of the Lenders.

15.8 Certain Amendments. Neither this Credit Facility Agreement, the Note nor any of the Security Documents nor any terms hereof or thereof may be amended unless such amendment is approved by the Borrower and the Majority Lenders, provided that no such amendment shall, without the written consent of each Lender affected thereby, (i) reduce the interest rate or extend the time of a scheduled payment of principal or interest or fees on the Facility, or reduce the principal amount of the Facility or any fees hereunder, (ii) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation (it being understood that a waiver of any Event of Default, other than a payment default, or any mandatory repayment of Facility shall not constitute a change in the terms of any Commitment of any Lender), (iii) amend, modify or waive any provision of this Section 15.8, (iv) amend the definition of Majority Lenders or any other definition referred to in this Section 15.8, (v) consent to the assignment or transfer by the Borrower of any of their rights and obligations under this Credit Facility Agreement, (vi) accept payment for the obligations of the Security Parties under this Credit Facility Agreement in any currency other than Dollars, (vii) waive the requirements regarding the delivery of audited financial statements under Section 9.1(d), (viii) release any Security Party from any of its obligations under any Security Document except as expressly provided herein or in such Security Document or (vii) amend any provision relating to the maintenance of collateral under Section 9.4; provided, further, that approval by all Lenders shall be required for any amendment or waivers with respect to Section 5.3 of this Credit Facility Agreement. All amendments approved by the Majority Lenders under this Section 15.8 must be in writing and signed by the Borrower, each of the Lenders comprising the Majority Lenders and, if applicable, each Lender affected thereby and any such amendment shall be binding on all the Lenders; provided, however, that any amendments or waivers with respect to Section 5.3 of this Credit Facility Agreement must be in writing and signed by the Borrower and all of the Lenders.

15.9 Assumption re Event of Default. Except as otherwise provided in Section 15.15, the Administrative Agent shall be entitled to assume that no Event of Default, or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, unless the Administrative Agent has been notified by any Security Party of such fact, or has been notified by a Lender that such Lender considers that an Event of Default or such an event (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Administrative Agent shall have been notified, in the manner set forth in the preceding sentence, by any Security Party or any Lender of any Event of Default or of an event which with the giving of notice or lapse of time, or both, would constitute an Event of Default, the Administrative Agent shall notify the Lenders and shall take action and assert such rights under this Credit Facility Agreement, under the Note and under Security Documents as the Majority Lenders shall request in writing.

15.10 Limitations of Liability. Neither any Agent nor any of the Lenders shall be under any liability or responsibility whatsoever:

          (a) to any Security Party or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Lenders or any other person of any of its or their obligations under this Credit Facility Agreement or under any Security Document;

          (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, any Security Party of any of its respective obligations under this Credit Facility Agreement, under the Note or under the Security Documents; or

          (c) to any Lender or Lenders for any statements, representations or warranties contained in this Credit Facility Agreement, in any Security Document or in any document or instrument delivered in connection with the transaction hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Credit Facility Agreement, the Note, any Security Document or any document or instrument delivered in connection with the transactions hereby contemplated.

15.11 Indemnification of the Agents. The Lenders agree to indemnify each Agent (to the extent not reimbursed by the Security Parties or any thereof), pro rata according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including legal fees and expenses incurred in investigating claims and defending itself against such liabilities) which may be imposed on, incurred by or asserted against, such Agent in any way relating to or arising out of this Credit Facility Agreement, the Note or any Security Document, any action taken or omitted by such Agent thereunder or the preparation, administration, amendment or enforcement of, or waiver of any provision of, this Credit Facility Agreement, the Note or any Security Document, except that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct.

15.12 Consultation with Counsel. Each of the Agents may consult with legal counsel reasonably selected by such Agent and shall not be liable for any action taken, permitted or omitted by it in good faith in accordance with the advice or opinion of such counsel.

15.13 Resignation. Any Agent may resign at any time by giving thirty (30) days' written notice thereof to the other Agents, the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank or trust company of recognized standing. Any resignation by an Agent pursuant to this Section 15.13 shall be effective only upon the appointment of a successor Agent. After any retiring Agent's resignation as Agent hereunder, the provisions of this Section 15 shall continue in effect for its benefit with respect to any actions taken or omitted by it while acting as Agent.

15.14 Representations of Lenders. Each Lender represents and warrants to each other Lender and each Agent that:

          (a) in making its decision to enter into this Credit Facility Agreement and to make its Commitment available hereunder, it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Security Parties, that it has made an independent credit judgment and that it has not relied upon any statement, representation or warranty by any other Lender or any Agent; and

          (b) so long as any portion of its Commitment remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Security Parties.

15.15 Notification of Event of Default. The Administrative Agent hereby undertakes to promptly notify the Lenders, and the Lenders hereby promptly undertake to notify the Administrative Agent and the other Lenders, of the existence of any Event of Default, which shall have occurred and be continuing, of which the Administrative Agent or Lender has actual knowledge which, for purposes of this Section 15.15, shall mean the actual knowledge of an officer having responsibility for the transactions contemplated by this Credit Facility Agreement.

15.16 No Agency or Trusteeship if not Syndicated. Unless and until the Loan is syndicated or at any other time HSH is the only Lender, all references to the terms "Agent" and "Security Trustee" shall be deemed to be references to HSH as Lender and not as agent or security trustee.

15.17 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Agents nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any of the Security Documents or in connection herewith or therewith, unless caused by such Person's gross negligence or willful misconduct (any such liability limited to the applicable Agent to whom such Person relates). The duties of each of the Agents shall be mechanical and administrative in nature; neither of the Agents shall have by reason of this Credit Facility Agreement or any of the Security Documents, any fiduciary relationship in respect of any Lender or the holder or any Note; and nothing in this Credit Facility Agreement or any of the Security Documents, expressed or implied, is intended to or shall be construed as to impose upon either of the Agents any obligations in respect of this Credit Facility Agreement or any of the Security Documents except as expressly set forth herein or therein.

15.18 Delegation of Power. The Agents shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Credit Facility Agreement and each of the Security Documents in such manner and upon such terms and to such persons as the Agents in their absolute discretion may deem advisable.

16. NOTICES AND DEMANDS

16.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrower at the address or facsimile number set forth below and to the Lenders and the Agents at their address and facsimile numbers set forth in Schedule 1 or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, within two (2) hours of the dispatch of notice (provided that if the date of dispatch of notice is not a Banking Day in the country of the party receiving the notice, or the time of dispatch of notice is after the close of business in the country of the party receiving the notice, it shall be effective at the opening of business on the next business day), or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

If to the Borrower:

               c/o Top Tanker Management Inc.
               109-111 Messogion Avenue
               Polita Centre, Bldg. C1 2nd Floor
               11526 Athens, Greece

17. MISCELLANEOUS

17.1 Time of Essence. Time is of the essence with respect to this Credit Facility Agreement but no failure or delay on the part of any Lender or any Agent to exercise any power or right under this Credit Facility Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Lender or any Agent of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2 Unenforceable, etc., Provisions-Effect. In case any one or more of the provisions contained in this Credit Facility Agreement, the Note or in any Security Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the relevant Security Party, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3 References. References herein to Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Credit Facility Agreement, unless the context otherwise requires.

17.4 Further Assurances. The Borrower agrees that if this Credit Facility Agreement or any Security Document shall, in the reasonable opinion of the Lenders, at any time be deemed by the Lenders for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Lenders may be required in order to more effectively accomplish the purposes of this Credit Facility Agreement, the Note or any Security Document.

17.5 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Security Parties on the one part, and the Agents or the Lenders, on the other part, whether written or oral, other than the Fee Letter, are superseded by and merged into this Credit Facility Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Security Parties, the Agents and/or the Lenders are parties, which alone fully and completely express the agreements between the Security Parties, the Agents and the Lenders.

17.6 Entire Agreement; Amendments. This Credit Facility Agreement constitutes the entire agreement of the parties hereto, including all parties added hereto pursuant to an Assignment and Assumption Agreement. Subject to Section 15.8, any provision of this Credit Facility Agreement, the Note or any Security Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower, the Agents and the Majority Lenders. This Credit Facility Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

17.7 Indemnification. The Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to indemnify each Lender and each Agent, their respective successors and assigns, and their respective officers, directors, employees, representatives and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the obligations of the Borrower hereunder) be imposed on, asserted against or incurred by, any Indemnitee as a result of, or arising out of or in any way related to or by reason of, (a) any violation by any Security Party (or any charterer or other operator of any Vessel) of any applicable Environmental Law,
(b) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any Security Party (or, after foreclosure, by any Lender or any Agent or any of their respective successors or assigns), (c) the breach of any representation, warranty or covenant set forth in Sections 2.1 (p) or 9.1(l), (d) the Facility (including the use of the proceeds of the Facility and any claim made for any brokerage commission, fee or compensation from any Person), or (e) the execution, delivery, performance or non-performance of this Credit Facility Agreement, the Note, any Security Document, or any of the documents referred to herein or contemplated hereby (whether or not the Indemnitee is a party thereto). If and to the extent that the obligations of the Security Parties under this Section are unenforceable for any reason, the Borrower and, by its execution and delivery of the Consent and Agreement set forth below, each of the other Security Parties jointly and severally agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The obligations of the Security Parties under this Section 17.7 shall survive the termination of this Credit Facility Agreement and the repayment to the Lenders of all amounts owing thereto under or in connection herewith.

17.8 Headings. In this Credit Facility Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Credit Facility Agreement.

17.9 WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY SECURITY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH SECURITY PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS CREDIT FACILITY AGREEMENT AND THE OTHER SECURITY DOCUMENTS.

IN WITNESS whereof, the parties hereto have caused this Credit Facility Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

                                        TOP TANKERS INC.

                                        By: /s/ Gary Wolfe
                                            ----------------------------
                                        Name: Gary Wolfe
                                        Title: Attorney-in-Fact


                                        HSH NORDBANK AG
                                        acting through its Hamburg Branch,
                                        as Arranger, Underwriter, Administrative
                                        Agent and Security Trustee


                                        By: /s/ Lawrence Rutkowski
                                            ----------------------------
                                            Name:  Lawrence Rutkowski
                                            Title: Attorney-in-Fact


                                        By: /s/ Kassandra Slangan
                                            ----------------------------
                                            Name:  Kassandra Slangan
                                            Title: Attorney-in-Fact

                                            The Lenders:

                                            HSH NORDBANK AG
                                            acting through its Hamburg Branch

                                        By: /s/ Lawrence Rutkowski
                                            ----------------------------
                                            Name:  Lawrence Rutkowski
                                            Title: Attorney-in-Fact


                                        By: /s/ Kassandra Slangan
                                            ----------------------------
                                            Name:  Kassandra Slangan
                                            Title: Attorney-in-Fact

                              CONSENT AND AGREEMENT
                              ---------------------

Each of the undersigned, referred to in the foregoing Credit Facility Agreement as the "Guarantors", hereby consents and agrees to said Credit Facility Agreement and to the documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by the undersigned pursuant to or in connection with said Credit Facility Agreement and agrees particularly to be bound by the representations, warranties and covenants relating to the undersigned contained in Sections 2 and 9 of said Credit Facility Agreement to the same extent as if the undersigned were a party to said Credit Facility Agreement, and expressly agrees to the grant of a security interest in favor of the Security Trustee pursuant to
Section 9.1(q) of said Credit Facility Agreement.

                         NEDAS SHIPPING COMPANY LIMITED

                         By: /s/ Gary Wolfe
                             ----------------------------
                             Name:  Gary Wolfe
                             Title: Attorney-in-Fact


                         ARDAS SHIPPING COMPANY LIMITED

                         By: /s/ Gary Wolfe
                             ----------------------------
                             Name:  Gary Wolfe
                             Title: Attorney-in-Fact


                         KIFISOS SHIPPING COMPANY LIMITED

                         By: /s/ Gary Wolfe
                             ----------------------------
                             Name:  Gary Wolfe
                             Title: Attorney-in-Fact


                         SPERHIOS SHIPPING COMPANY LIMITED

                         By: /s/ Gary Wolfe
                             ----------------------------
                             Name:  Gary Wolfe
                             Title: Attorney-in-Fact

Schedule 1

Lenders                                         Commitment


HSH Nordbank AG                                 [$154,000,000]
Hamburg Office
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg, Germany

Attn: Shipping, Greek clients
Fax:  +49 40 3333 34118




Agents

HSH Nordbank AG
Hamburg Office
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg, Germany

Attn: Shipping, Greek clients
Fax:  +49 40 3333 34118

Schedule 2

The Vessels

                                        Official   Vessel
Name                   Flag     Built   Number     Type       Owner
----                   ----     -----   ------     ----       -----

M/T STORMLESS          Marshal  1993    2475       Suezmax     Nedas Shipping
(ex MINERVA SYMPHONY)  Islands                     Tanker      Company Limited

M/T ERRORLESS          Marshal  1993    2497       Suezmax     Ardas Shipping
(ex KNOCK CLUNE)       Islands                     Tanker      Company Limited

M/T EDGELESS           Marshal  1994    2496       Suezmax     Kifisos Shipping
(ex KNOCK DUN)         Islands                     Tanker      Company Limited

M/T ELLEN P.           Marshal  1996    2495       Suezmax     Sperhios Shipping
(ex KNOCK MUIR)        Islands                     Tanker      Company Limited



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